COMPOSITE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               CYBER DIGITAL, INC.

                             AS OF FEBRUARY 12, 1997
                                    --------

      FIRST: The name of the corporation is CYBER DIGITAL, INC.

      SECOND: The corporation is formed for the following purpose or purposes:

      To manufacture, maintain, sell, operate, repair and generally deal in and with telecommunication and electronic equipment of all types, including, but not limited to equipment and services useful in transmission by aural broadcasting, facsimile, television, radio, energy, pictures, graphic images, sounds or other visual or aural signals.

      To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

      To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

      To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

      (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

      (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

      (c) franchises, licenses, grants and concessions.

      To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

      THIRD: The office of the corporation is to be located in the City of New York, County of New York, State of New York.

      FOURTH: The total number of shares of capital stock which the Corporation shall be authorized to issue is 40 million of which 10 million shares shall be shares of Preferred Stock, having par value of $.05 per share, and 30 million shares shall be shares of Common Stock, having a par value of $.01 per share. Preferred Stock may be issued in one or more series with such rights and designations, including without limitation, voting powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, conversion rights, liquidation privileges, dividend rights, redemption price or prices and terms of redemption, including sinking funds provision, as may be determined by action of the Board of Directors without any further vote or action by the stockholders. Authority is hereby expressly granted to the Board of Directors to establish and designate one or more series of Preferred Stock subject to the provisions of this Article.

PART A.  Series A Preferred Stock.

      Eight Hundred Five (805) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Company are hereby designated Series A Preferred Stock, par value $.05 per share.

(References to section numbers in this Part A of Article FOURTH shall refer only to such sections in this Part A of Article FOURTH, unless otherwise expressly stated herein.) The Series A Preferred Stock shall possess the rights and preferences set forth below:

      Section 1. Designation and Amount. The shares of such series shall have a par value of $.05 per share and shall be designated as Series A Preferred Stock (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be Eight Hundred Five (805). The Series A Preferred Stock shall be offered at a purchase price of Ten Thousand Dollars ($10,000.00) per share (the "Original Series A Issue Price"), with a ten percent (10%) per annum accretion rate as set forth herein.

      Section 2. Rank. The Series A Preferred Stock shall rank: (i) junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock (collectively, the "Senior Securities"); (ii) prior to all of the Company's Common Stock, $.01 par value per share ("Common Stock"); (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series A Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); and (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

      Section 3. Dividends. The Series A Preferred Stock will bear no dividends, and the holders of the Series A Preferred Stock ("Holders") shall not be entitled to receive dividends on the Series A Preferred Stock.

      Section 4. Liquidation Preference.

      (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of shares of Series A Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of (i) the Original Series A Issue Price for each outstanding share of Series A Preferred Stock and (ii) an amount equal to ten percent (10%) of the Original Series A Issue Price per annum for the period that has passed since the date that, in connection with the consummation of the purchase by Holder of shares of Series A Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the shares of Series A Preferred Stock (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Series A Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series A Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Series A Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

      (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted certificate(s) of designation.

      (c) At each Holder's option, a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 4; provided further that an event described in the prior clause that the Holder does not elect to treat as a liquidation and a consolidation, merger, acquisition, or other business combination of the Company with or into any other company or companies shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4, but instead shall be treated pursuant to Section 5(e) hereof.

      (d) In the event that, immediately prior to the closing of a transaction described in Section 4(c) which would constitute a liquidation event, the cash distributions required by Section 4(a) or Section 6 have not been made, the Company shall either: (i) cause such closing to be postponed until such cash distributions have been made, or (ii) cancel such transaction, in which event the rights of the Holders of Series A Preferred Stock shall be the same as existing immediately prior to such proposed transaction.

      Section 5. Conversion. The record Holders of this Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

      (a) Right to Convert. Each record Holder of Series A Preferred Stock shall be entitled (at the times and in the amounts set forth below) and subject to the Company's right of redemption set forth in Section 6(a), at the office of the Company or any transfer agent for the Series A Preferred Stock (the "Transfer Agent"), to convert (in multiples of one (1) share of Preferred Stock) as follows: (x) up to one-third (1/3) of the shares of Series A Preferred Stock initially issued to such Holder at any time beginning forty-five (45) days following the date of the last closing of a purchase and sale of Series A Preferred Stock that occurs pursuant to the offering of the Series A Preferred Stock by the Company (the "Last Closing

Date") and at any time thereafter, (y) up to an additional one-third (1/3) of the shares of Series A Preferred Stock initially issued to such Holder at any time beginning seventy-five (75) days following the Last Closing Date and at any time thereafter, and (z) all remaining Series A Preferred Stock held by such Holder at any time beginning one hundred five (105) days following the Last Closing Date (each of the time periods referenced in subclauses (x), (y) and (z) is hereinafter referred to singularly as a "Conversion Gate") at the office of the Company or any Transfer Agent for the Series A Preferred Stock, into that number of fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formula (the "Conversion Rate"):

         Number of shares issued upon conversion of one (1) share of Series A Preferred Stock =

                         (.10) (N/365) (10,000) + 10,000
                         -------------------------------
                                Conversion Price

where,

      N= the number of days between (i) the date that, in connection with the consummation of the initial purchase by Holder of shares of Series A Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the shares of Series A Preferred Stock for which conversion is being elected, and (ii) the applicable Date of Conversion (as defined in Section 5(c)(iv) below) for the shares of Series A Preferred Stock for which conversion is being elected, and

      Conversion Price = the lesser of (x) 100% of the average Closing Bid Price, as that term is defined below, for the five (5) trading days ending on June 28, 1996 (the "Fixed Conversion Price"), or (y) .85 times the average Closing Bid Price, as that term is defined below, of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below (the "Variable Conversion Price").

      For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the OTC Electronic Bulletin Board, or if no longer traded thereon, on the Nasdaq Small Cap Market or the Nasdaq National Market, or if not traded on the Nasdaq Small Cap Market or the Nasdaq National Market, the closing bid price on the principal national securities exchange or the automatic quotation system on which the Common Stock is so traded and if not available, the price of the last sale on the principal national securities exchange or the automatic quotation system on which the Common Stock is so traded.

      (b) Mechanics of Conversion. In order to convert Series A Preferred Stock into full shares of Common Stock, the Holder shall (i) fax, on or prior to 11:59 p.m., New York City time (the "Conversion Notice Deadline") on the date of conversion, a copy of the fully executed notice of conversion ("Notice of Conversion") to the Company at the office of the Company or its designated Transfer Agent for the Series A Preferred Stock stating that the Holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series A

Preferred Stock to be converted, the applicable conversion price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (ii) surrender to a common courier, for delivery to the office of the Company or the Transfer Agent, the original certificates representing the Series A Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Company or its Transfer Agent as provided above, or the Holder notifies the Company or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). Upon receipt by Company of a facsimile copy of a Notice of Conversion, Company shall immediately send, via facsimile, a confirmation of receipt of the Notice of Conversion to Holder which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the Conversion. In the case of a dispute as to the calculation of the Conversion Rate, the Company shall promptly issue to the Holder the number of Shares that are not disputed and shall submit the disputed calculations to its outside accountant via facsimile within three (3) days of receipt of Holder's Notice of Conversion. The Company shall cause the accountant to perform the calculations and notify Company and Holder of the results no later than forty-eight (48) hours from the time it receives the disputed calculations. Accountant's calculation shall be deemed conclusive absent manifest error.

            (i) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, Company shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if Holder contemporaneously requests Company to convert such Series A Preferred Stock into Common Stock.

            (ii) Delivery of Common Stock Upon Conversion. The Transfer Agent or the Company (as applicable) shall, no later than the close of business on the second (2nd) business day (the "Deadline") after receipt by the Company or Transfer Agent of a facsimile copy of a Notice of Conversion and receipt by Company or the Transfer Agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost or destroyed certificates, if required), issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery (or the shortest period of time in which a recognized international courier can deliver) to the Holder at the address of the Holder as shown on the stock records of the Company a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

            (iii) No Fractional Shares. If any conversion of the Series A Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be the next lower number of shares.

            (iv) Date of Conversion. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company before 11:59 p.m., New York City time, on the Date of Conversion, and (ii) that the original Preferred Stock Certificates representing the shares of Series A Preferred Stock to be converted are surrendered by depositing such certificates with a common courier, as provided above, and received by the Transfer Agent or the Company as soon as practicable after the date set forth in the Notice of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Date of Conversion. If the original Preferred Stock Certificates representing the Series A Preferred Stock to be converted are not received by the Transfer Agent or the Company within ten (10) business days after the Date of Conversion, or if the facsimile of the Notice of Conversion is not received by the Company or its designated Transfer Agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Company's option, may be declared null and void.

      (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose; provided, however, that the taking of such action shall not affect the Company's liability, if any, for damages arising as a result of its failure to have a sufficient number of shares reserved.

      (d) Automatic Conversion. Each share of Series A Preferred Stock outstanding on the date which is three (3) years after the Last Closing Date automatically shall be converted into Common Stock on such date at the Conversion Rate then in effect (calculated in accordance with the formula in Section 5(a) above), and the date which is three (3) years after the Last
Closing Date shall be deemed the Date of Conversion with respect to such conversion.

      (e) Adjustment to Conversion Rate.

            (i) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If, prior to the conversion of all of the Series A Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

            (ii) Adjustment to Variable Conversion Price. If, at any time when any shares of the Series A Preferred Stock are issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any conversion of the Series A Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all five (5) trading days immediately preceding the Date of Conversion.

            (iii) Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Series A Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company's assets or there is a change of control transaction not deemed to be a liquidation pursuant to section 4(c), then the Holders of Series A Preferred Stock shall thereafter have the right to receive upon conversion of Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Holder would have been entitled to receive in such transaction had the Series A Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5(e)(iii) unless (a) it first uses its best efforts to give thirty (30) days and in any event gives at least twenty (20) days notice prior to the record date of such merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (during which time the Holder shall be entitled to convert its shares of Series A Preferred Stock into Common Stock) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of the Company under this Certificate of Designation including this subsection 5(e)(iii).

            (iv) No Fractional Shares. If any adjustment under this Section 5(e) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next lower number of shares.

      Section 6. Redemption by Company.

      (a) Company's Right to Redeem Upon Receipt of Notice of Conversion. If the Conversion Price of the Company's Common Stock is less than the Fixed Conversion Price (as defined in Section 5(a)), at the time of receipt of a Notice of Conversion pursuant to Section 5, the Company shall have the right, in its sole discretion, to redeem in whole or in part any Series A Preferred Stock submitted for conversion, immediately prior to and in lieu of conversion ("Redemption Upon Receipt of Notice of Conversion"). If the Company elects to redeem some, but not all, of the Series A Preferred Stock submitted for conversion, the Company shall redeem from among the Series A Preferred Stock submitted by the various shareholders for conversion on the applicable date, a pro-rata amount from each such Holder so submitting Series A Preferred Stock for conversion.

            (i) Redemption Price Upon Receipt of a Notice of Conversion. The redemption price per share of Series A Preferred Stock under this Section 6(a) shall be calculated in accordance with the following formula ("Redemption Rate"):

[[(.10)(N/365)(10,000)] + 10,000] x Closing Bid Price on Date of Conversion
                                    ---------------------------------------
                                              Conversion Price

where,

      "N", "Date of Conversion", "Closing Bid Price" and "Conversion Price" shall have the same meanings as defined in Section 5.

            (ii)  Mechanics of Redemption  Upon Receipt of Notice of Conversion.

The Company shall effect each such redemption by giving notice of its election to redeem, by facsimile, by 5:00 p.m. New York City time the next business day following receipt of a Notice of Conversion from a Holder, and the Company shall provide a copy of such redemption notice by overnight or two (2) day courier, to
(A) the Holder of the Series A Preferred Stock submitted for conversion at the address and facsimile number of such Holder appearing in the Company's register for the Series A Preferred Stock and (B) the Company's Transfer Agent. Such redemption notice shall indicate whether the Company will redeem all or part of the Series A Preferred Stock submitted for conversion and the applicable redemption price.

      (b) Company's Right to Redeem at its Election. At any time, commencing twelve (12) months and one (1) day after the Last Closing Date, the Company shall have the right, in its sole discretion, to redeem ("Redemption at Company's Election"), from time to time, any or all of the Series A Preferred Stock; provided (i) Company shall first provide thirty (30) days advance written notice as provided in subparagraph 6(b)(ii) below (which can be given beginning thirty (30) business days prior to the date which is twelve (12) months and one (1) day after the Last Closing
Date), and (ii) that the Company shall only be entitled to redeem Series A Preferred Stock having an aggregate Stated Value (as defined below) of at least One Million Five Hundred Thousand Dollars ($1,500,000.00). If the Company elects to redeem some, but not all, of the Series A Preferred Stock, the Company shall redeem a pro-rata amount from each Holder of the Series A Preferred Stock.

            (i) Redemption Price At Company's Election. The "Redemption Price At Company's Election" shall be calculated as a percentage of Stated Value, as that term is defined below, of the Series A Preferred Stock redeemed pursuant to this
Section 6(b), which percentage shall vary depending on the Date of Redemption at Company's Election (as defined below), and shall be determined as follows:

Date of Notice of Redemption at Company's Election            % of Stated Value

12 months and 1 day to 18 months following Last Closing Date          130%
18 months and 1 day to 24 months following Last Closing Date          125%
24 months and 1 day to 30 months following Last Closing Date          120%
30 months and 1 day to 36 months following Last Closing Date          115%

      For purposes hereof, "Stated Value" shall mean the Original Series A Issue Price (as defined in Section 4(a)) of the shares of Series A Preferred Stock being redeemed pursuant to this Section 6(b), together with the accrued but unpaid Premium (as defined in Section 4(a)).

            (ii) Mechanics of Redemption at Company's Election. The Company shall effect each such redemption by giving at least thirty (30) days prior written notice ("Notice of Redemption At Company's Election") to (A) the Holders of the Series A Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Company's Series A Preferred stock register and (B) the Transfer Agent, which Notice of Redemption At Company's Election shall be deemed to have been delivered three (3) business days after the Company's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice of Redemption At Company's Election. Such Notice of Redemption At Company's Election shall indicate (i) the number of shares of Series A Preferred Stock that have been selected for redemption, (ii) the date which such redemption is to become effective (the "Date of Redemption At Company's Election") and (iii) the applicable Redemption Price At Company's Election, as defined in subsection (b)(i) above. Notwithstanding the above, Holder may convert into Common Stock pursuant to section 5, prior to the close of business on the Date of Redemption at Company's Election, any

Series A Preferred Stock which it is otherwise entitled to convert, including Series A Preferred Stock that has been selected for redemption at Company's election pursuant to this subsection 6(b); provided, however, that the Company, shall still be entitled to exercise its right to redeem upon receipt of a Notice of Conversion pursuant to Section 6(a).

      (c) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure under Sections 6(a) and 6(b) unless it has:

            (i) the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution; or

            (ii) immediately available credit facilities, in the full amount of the redemption price with a bank or similar financial institution; or

            (iii) an agreement with a standby underwriter willing to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemption; or

            (iv) a combination of the items set forth in (i), (ii) and (iii) above, aggregating the full amount of the redemption price.

      (d) Payment of Redemption Price.

            (i) Each Holder submitting Preferred Stock being redeemed under this
Section 6 shall send their Preferred Stock Certificates so redeemed to the Company or its Transfer Agent, and the Company shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Company's Election. The Company shall not be obligated to deliver the redemption price unless the Preferred Stock Certificates so redeemed are delivered to the Company or its Transfer Agent, or, in the event one or more certificates have been lost, stolen, mutilated or destroyed, until the Holder has complied with Section 5(c)(i).

            (ii) If Company elects to redeem pursuant to either Section 6(a) or 6(b) hereof, and Company fails to pay Holder the redemption price within the time frame as required by this Section 6(d), then Company shall issue shares of Common Stock to any such Holder who has submitted a Notice of Conversion in compliance with Section 5(c) hereof. The shares to be issued to Holder pursuant to this provision shall be the number of shares determined using a Conversion Price (as defined in Section 6 hereof) that equals the lesser of (i) the Conversion Price on the date Holder sends its Notice of Conversion to Company or Transfer Agent via facsimile, or (ii) the Conversion Price on the date the Transfer Agent issues Common Stock pursuant to this Section 6(d)(ii). The issuance of such shares shall not affect the Company's liability to the Holder for damages, if any, arising as a result of its failure to redeem.

      (e) Blackout Period. Notwithstanding the foregoing, the

Company may not either send out a redemption notice or effect a redemption pursuant to Section 6(b) above during a Blackout Period (defined as a period during which the Company's officers or directors would not be entitled to buy or sell stock because of their holding of material non-public information), unless the Company shall first disclose the non-public information that resulted in the Blackout Period; provided, however, that no redemption shall be effected until at least ten (10) days after the Company shall have given the Holder written notice that the Blackout Period has been lifted.

      Section 7. Advance Notice of Redemption.

      (a) Holder's Right to Elect to Receive Notice of Cash Redemption by the Company. Holder shall have the right to require Company to provide advance notice stating whether the Company will elect to redeem Holder's shares of Series A Preferred Stock in cash, pursuant to the Company's redemption rights discussed in Section 6(a).

      (b)  Mechanics  of  Holder's  Election  Notice.  Holder  shall send notice
("Election Notice") to the Company and such other person as the Company may designate, via facsimile, stating Holder's intention to require Company to disclose that if Holder were to exercise his, her or its right of conversion (pursuant to Section 5) whether Company would elect to redeem a specific number of shares of Holder's Series A Preferred Stock for cash in lieu of issuing Common Stock. Company is required to disclose to Holder what action Company would take over the subsequent twenty (20) business day period, including the date of such Election Notice, as further discussed in subsection 7(c).

      (c) Company's Response. Upon receipt by the Company of a facsimile copy of an Election Notice, Company shall immediately send, via facsimile, a confirmation of receipt of the Election Notice to Holder which shall specify that the Election Notice has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the requested advance notice. Thereafter Company must respond by the close of business on the next business day following receipt of Holder's Election Notice (1) via facsimile and (2) by depositing such response with an overnight or two (2) day courier. The Company's response must state whether it would redeem the shares, in whole or in part, or allow conversion into shares of Common Stock without redemption. If Company does not respond to Holder within one (1) business day via facsimile and overnight or two (2) day courier, Company shall be required to issue to Holder Common Stock upon Holder's conversion within the subsequent twenty (20) business day period of Holder's Election Notice. However, if the Company's Common Stock price decreases so that under the Conversion Rate Company would be required to issue more than an additional ten percent (10%) of shares of Common Stock than Holder was entitled to receive at the time Holder sent Company its Election Notice, then Company shall no longer be bound to convert Holder's Preferred Stock into Common Stock but may elect to redeem for cash pursuant to Section 6(a).

      Section 8. Voting Rights. The Holders of the Series A Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the New York General Corporation Law ("New

York Law"), and no Holder of Series A Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the shareholders thereof or be entitled to notification as to any meeting of the shareholders.

      Notwithstanding the above, Company shall provide Holder with notification of any meeting of the shareholders regarding any major corporate events affecting the Company. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to Holder, at least ten (10) days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      To the extent that under New York Law the vote of the Holders of the Series A Preferred Stock, voting separately as a class, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under New York Law) shall constitute the approval of such action by the class. To the extent that under New York Law the Holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date on which the Conversion Price is calculated. Holders of the Series A Preferred Stock also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company's by-laws and applicable statutes.

      Section 9. Protective Provision. So long as shares of Series A Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by New York Law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock, and at least seventy-five percent (75%) of the then outstanding Holders:

      (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock or any Senior Securities so as to affect adversely the Series A Preferred Stock; provided, however, that no such change may be approved at any time on or prior to the fortieth (40th) day following the Last Closing Date unless such change is unanimously approved by all Holders;

      (b) create any new class or series of stock having a preference over or on parity with the Series A Preferred Stock with respect to Distributions (as defined in Section 2 above) or increase the size of the authorized number of Series A Preferred; or

      (c) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended);

provided, however, that nothing in this subsection shall limit the Company's right to issue (i) straight debt securities or (ii) debt securities which are convertible into restricted Common Stock which is resaleable only after the expiration of the Rule 144 holding period.

      In the event Holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock and at least seventy-five percent (75%) of the then outstanding Holders agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, pursuant to subsection (a) above, so as to affect the Series A Preferred Stock, then the Company will deliver notice of such approved change to the Holders of the Series A Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) business days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change (notwithstanding the forty-five (45) day, seventy-five (75) day, and one hundred five (105) day holding requirements set forth in Section 5(a) hereof), or continue to hold their shares of Series A Preferred Stock provided, however, that the Dissenting Holders may not convert anytime on or before the fortieth
(40th) day following the Last Closing Date.

      Section 10. Status of Redeemed or Converted Stock. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to Section 6 or Section 5 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series A Preferred Stock.

      Section 11. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one (1) or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series A Preferred Stock."

Part B.  Series B Preferred Stock.

      Eight  Thousand  and  Sixty  (8,060)  of  the  Ten  Million   (10,000,000)
authorized  shares of Preferred Stock of the

Corporation are hereby designated Series B Preferred Stock, par value $.05 per share. (References to section numbers in this Part B of Article FOURTH of the Certificate of Incorporation ("Part B") shall refer only to such sections in this Part B of Article FOURTH, unless otherwise expressly stated herein.) The Series B Preferred Stock shall possess the rights and preferences set forth below:

      Section 1. Designations and Amounts. The shares of such series shall have a par value of $.05 per share and shall be designated as Series B Preferred Stock (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be Eight Thousand and Sixty (8,060). Three
Thousand Two Hundred Twenty-Five (3,225) shares of Series B Preferred Stock shall be further designated as Series B-1 Preferred Stock (the "Series B-1 Preferred Stock"), and Four Thousand Eight Hundred Thirty-Five (4,835) shares of Series B Preferred Stock shall be further designated as Series B-2 Preferred Stock (the "Series B-2 Preferred Stock"). The Series B Preferred Stock shall be offered at a purchase price of One Thousand Dollars ($1,000.00) per share (the "Original Series B Issue Price").

      Section 2. Rank. The Series B Preferred Stock shall rank: (a) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series B Preferred Stock (collectively, the "Senior Securities"); (b) prior to all of the Corporation's Common Stock, $.01 par value per share ("Common Stock"); (c) prior to any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to or on parity with any Series B Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); and (d) on parity with the Series A Preferred Stock and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions") and as to dividends. The Series B-1 Preferred Stock and the Series B-2 Preferred Stock shall rank on parity with each other as to Distributions and dividends.

      Section 3. Dividends .

      3.1 Cumulative Dividends. The holders of Series B Preferred Stock (the "Series B Holders") shall be entitled to receive, out of funds legally available therefor, cumulative annual dividends at an annual rate per share equal to ten percent (10%) of the Original Series B Issue Price, and such amount shall be compounded annually such that if the dividend is not paid for any year, then the unpaid amount shall be added to the Original Series B Issue Price for purposes of calculating succeeding years' dividends. Such dividends shall accrue on each share of Series B Preferred Stock from day to day from the date of issue and shall be cumulative until paid upon liquidation, dissolution or winding up of the Corporation within the meaning of Section 4 hereof or upon redemption as provided in Section 6 hereof or until such share is converted into Common Stock as provided in Section 5 hereof, and such dividends shall so accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If such cumulative dividends in respect of any prior or current annual dividend period shall not have been declared and paid, then the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart with respect to any class of the Corporation's capital stock, now or hereafter outstanding, other than Distributions required to be made to holders of Series A Preferred Stock pursuant to Part A of this Article FOURTH of the Corporation's Certificate of Incorporation ("Part A"). Cumulative dividends with respect to shares of Series B Preferred Stock which are accrued, payable and/or in arrears shall be paid on December 21 of each year commencing on December 21, 1998 (December 21, 1998 and each December 21 thereafter being referred to herein as a "Dividend Payment Date"), to the extent assets are legally available therefor and any amounts for which assets are not legally available shall be paid promptly thereafter as assets become legally available therefor; any partial payment will be made to the Series B Holders pro rata in accordance with their holdings of such shares. On any Dividend Payment Date occurring prior to December 21, 2001, (a) dividends on shares of Series B-1 Preferred Stock may be paid through the issuance of additional shares of Series B-1 Preferred Stock and (b) dividends on shares of Series B-2 Preferred Stock may be paid through the issuance of additional shares of Series B-2 Preferred Stock, in each case at the rate of one-tenth of one such share for every $100 of accrued and unpaid dividends.

      3.2 Participating Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (a) securities of the Corporation other than shares of Common Stock or (b) assets, then and in each such event the holders of Series B Preferred Stock shall receive, in addition to and not in lieu of any and all dividends under Section 3.1, at the same time such dividend is paid or distribution is made with respect to Common Stock, the number of such securities or such other assets of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

      3.3 Reservation of Stock Issuable as Dividends. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock, solely for the purpose of effecting the payment of dividends on the Series B Preferred Stock as provided in Section 3.1, such number of shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock as shall from time to time be sufficient to effect such payment on all outstanding shares of Series B Preferred Stock. If at any time the number of authorized but unissued shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock shall not be sufficient to effect such payment on all outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock to such number of shares as shall be sufficient for such purpose; provided, however, that the taking of such action shall not affect the Corporation's liability, if any, for damages arising as a result of its failure to have a sufficient number of shares reserved.

      Section 4. Liquidation Preference.

            4.1 In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Certificate of Incorporation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of (a) the Original Series B Issue Price for each outstanding share of Series B Preferred Stock and (b) an amount equal to all accrued and unpaid dividends thereon, whether or not declared, since the date of issue up to and including the date full payment shall have been tendered to the Series B Holders with respect to such liquidation, dissolution or winding up (collectively, the "Series B Liquidation Amount"). If, after the occurrence of any such liquidation, dissolution or winding up and payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the holders of the Series B Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series B Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation.

            4.2 Upon the completion of the distribution required by Section 4.1, if assets remain in the Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation.

            4.3 At each Series B Holder's election, a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions (other than a registered public offering by the Corporation of shares of its Common Stock) in which more than fifty percent (50%) of the voting power of the Corporation is disposed of shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4; provided, that no such election by any Series B Holder in respect of any such event shall be effective so long as any shares of the Corporation's Series A Preferred Stock are outstanding unless one or more holders of such outstanding shares of Series A Preferred Stock exercise the corresponding option available to such holders under Section 4(c) of Part A in respect of such event. An event described in the immediately preceding sentence that a Series B Holder does not elect or, by virtue of the proviso in such sentence, is unable to elect to treat as a liquidation and a consolidation, merger, acquisition or other business combination of the Corporation with or into any other company or companies shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4, but instead shall be treated pursuant to
Section 5.6 hereof.

            4.4 In the event that, immediately prior to the closing of a transaction described in Section 4.3 which would constitute a liquidation event, the cash distributions required by Section 4.1 or Section 6 have not been made, the Corporation shall either: (a) cause such closing to be postponed until such cash distributions have been made, or (b) cancel such transaction, in which event the rights of the Series B Holders shall be the same as existing immediately prior to such proposed transaction.

      Section 5. Conversion. The Series B Holders shall have conversion rights as follows (the "Conversion Rights"):

            5.1 Right to Convert. Each holder of any share of Series B Preferred Stock shall be entitled, subject to the Corporation's right of redemption set forth in Section 6.1, at the office of the Corporation or any transfer agent for the Series B Preferred Stock (the "Transfer Agent"), to convert such share of Series B Preferred Stock, at any time after the first anniversary of the first issuance and sale by the Corporation of any shares of Series B Preferred Stock, into that number of fully-paid and non-assessable shares of Common Stock of the Corporation calculated in accordance with the following formula (the "Conversion Rate"):

      Number of shares issued upon conversion of any share of Series B Preferred Stock =

                                   1,000 + N
                                ------------------
                           Applicable Conversion Price

where,

      N = the amount of all unpaid dividends accrued from the date of issuance to the applicable Date of Conversion (as defined in Section 5.3.5 below) of such share of Series B Preferred Stock, and

      Applicable Conversion Price = the Series B Conversion Price (as defined in
Section 5.2) applicable to such share of Series B Preferred Stock.

      5.2 Conversion Price.

      5.2.1 Series B Conversion Price. As used herein, the term "Series B Conversion Price" shall mean (a) in the case of any share of Series B-1 Preferred Stock, the Series B-1 Conversion Price, as that term is defined in
Section 5.2.2 and (b) in the case of any share of Series B-2 Preferred Stock, the Series B-2 Conversion Price, as that term is defined in Section 5.2.3.

            5.2.2 Series B-1 Conversion Price. As used herein,  the term

"Series B-1 Conversion Price" shall initially mean an amount equal to the lesser of (a) $7.50 (the "Reference Price") or (b) .85 times the average Closing Price, as that term is defined in Section 5.2.4, of the Corporation's Common Stock for the five trading days immediately preceding the Date of Conversion, as defined in Section 5.3.5 (the "Variable Series B-1 Conversion Price"), which Series B-1 Conversion Price shall be adjusted, however, from time to time in accordance with this Section 5.

            5.2.3 Series B-2 Conversion Price. As used herein, the term "Series B-2 Conversion Price" shall initially mean an amount equal to the greater of (a) the Reference Price or (b) .85 times the average Closing Price, as that term is defined in Section 5.2.4, of the Corporation's Common Stock for the five trading days immediately preceding the date of the Corporation's first issuance and sale of any shares of Series B Preferred Stock, which Series B-2 Conversion Price shall be adjusted, however, from time to time in accordance with this Section 5.

            5.2.4 Closing Price. The term "Closing Price," as used with reference to shares of Common Stock on any specified date, shall mean (a) the last reported sale price per share of Common Stock on such date on the OTC Electronic Bulletin Board, or if no longer traded thereon, on the Nasdaq Small Cap Market or the Nasdaq National Market, or if not traded on the Nasdaq Small Cap Market or the Nasdaq National Market, the last reported sale price on the principal national securities exchange or the automated quotation system on which the Common Stock is so traded or (b) if such OTC Electronic Bulletin Board or Nasdaq or other automated quotation system shall report only asked and bid prices, or if there shall have been no sale of Common Stock on such date so reported, then the average of the last reported asked price and the last reported bid price of Common Stock.

      5.3 Mechanics of Conversion.

            5.3.1 General. In order to convert any shares of Series B Preferred Stock into shares of Common Stock, the holder of such shares shall (a) telecopy, at or prior to 11:59 p.m., New York City time (the "Conversion Notice Deadline") on the date of conversion, a copy of the fully executed notice of conversion ("Notice of Conversion") to the Corporation at the office of the Corporation or its designated Transfer Agent for the Series B Preferred Stock stating that such holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series B Preferred Stock to be converted, the applicable Series B Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (b) surrender to a common carrier or the United States Postal Service, for delivery to the office of the Corporation or the Transfer Agent, the original certificates representing the shares of Series B Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or such holder notifies the Corporation or its Transfer

Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Section 5.3.2). Upon receipt by the Corporation of a telecopy of a Notice of Conversion, the Corporation shall within three business days send, via telecopier, a confirmation of receipt of the Notice of Conversion to such holder which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Corporation whom such holder should contact regarding information related to the conversion. In the case of a dispute as to the calculation of the Conversion Rate, the Corporation shall promptly issue to such holder the number of Shares that are not disputed and shall submit the disputed calculations to its outside accountant (the "Accountant") via telecopier within five business days of receipt of such holder's Notice of Conversion. The Corporation shall cause the Accountant to perform the calculations and notify the Corporation and such holder of the results no later than 48 hours from the time it receives the disputed calculations. The Accountant's calculation shall be deemed conclusive absent manifest error.

            5.3.2 Lost, Stolen, Destroyed or Mutilated Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to re-issue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder thereof contemporaneously requests the Corporation to convert such Series B Preferred Stock into Common Stock.

            5.3.3 Delivery of Common Stock Upon Conversion. The Corporation or the Transfer Agent (as applicable) shall, no later than the close of business on the fourth business day (the "Deadline") after receipt by the Corporation or Transfer Agent of a telecopy of a Notice of Conversion and receipt by the Corporation or the Transfer Agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for indemnification or security in the case of lost, stolen or destroyed certificate(s), if required), issue and surrender to a common carrier or the United States Postal Service for either overnight or (if delivery is outside the United States) two day delivery (or the shortest period of time in which a recognized international carrier can deliver) to the converting holder at the address of such holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

            5.3.4 Cash in Lieu of Fractional Shares. The Corporation may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series B Preferred Stock. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Closing Price on the Date of Conversion. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

            5.3.5 Date of Conversion. The date on which a conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in the Notice of Conversion, provided (a) that the copy of the Notice of Conversion is sent by telecopier to the Corporation at or prior to 11:59 p.m., New York City time, on the Date of Conversion, and (b) that the original Preferred Stock Certificates representing the shares of Series B Preferred Stock to be converted are surrendered by depositing such certificates with a common carrier or the United States Postal Service, for delivery to the office of the Corporation or the Transfer Agent and/or, if any of such Preferred Stock Certificates have been lost, stolen or destroyed, the holder of such shares complies with Section
5.3.2. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion. If the original Preferred Stock Certificates representing the shares of Series B Preferred Stock to be converted are not received by the Corporation or the Transfer Agent, or if such holder fails to comply with Section 5.3.2, as the case may be, within ten business days after the Date of Conversion, or if the telecopy of the Notice of Conversion is not received by the Corporation or its Transfer Agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Corporation's option, may be declared null and void.

      5.4 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose; provided, however, that the taking of such action shall not affect the Corporation's liability, if any, for damages arising as a result of its failure to have a sufficient number of shares reserved.

      5.5 Automatic Conversion. Each share of Series B Preferred Stock outstanding on December 21, 2001, shall automatically be converted into shares of Common Stock on such date at the applicable Conversion Rate then in effect for such share (calculated in accordance with the formula in Section 5.1 above), and such date shall be deemed the Date of Conversion with respect to such conversion.

      5.6 Adjustment of Common Stock Issuable Upon Conversion.

            5.6.1 Adjustment Due to Stock Split, Stock Dividend, Etc. If the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, subdivision of shares or other similar event, the Reference Price and the Series B-2 Conversion Price shall each be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Reference Price and the Series B-2 Conversion Price shall each be proportionately increased. In addition, if any such event shall have taken place during the reference period for determination of the Variable Series B-1 Conversion Price, then the Variable Series B-1 Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all five trading days immediately preceding the Date of Conversion.

            5.6.2 Adjustment Due to Merger, Consolidation,  Etc. If, at any time when any shares of Series B Preferred Stock are outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity or there is a sale of all or substantially all the Corporation's assets or there is a change of control transaction not deemed to be a liquidation pursuant to Section 4.3, then each Series B Holder shall thereafter have the right to receive upon conversion of Series B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which such Series B Holder would have been entitled to receive in such transaction had the Series B Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Series B Conversion Price and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this Section 5.6.2 unless (a) it first uses its best efforts to give notice thereof to each Series B Holder 30 days prior to, and in any event gives notice thereof to each Series B Holder at least 20 days prior to, the record date of such merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (during which time each Series B Holder shall be entitled to convert its shares of Series B Preferred Stock into Common Stock) and (b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation under this Part B, including this Section 5.6.2.

            5.6.3 Calculation of Adjustments. In computing each adjustment to either Series B Conversion Price, the result shall be rounded to the nearest thousandth of a cent, and such adjustment shall be made separately in each instance, and in the event the adjustment therefrom results in a change of the Series B Conversion Price of less than $0.01, then no adjustment to such then applicable Series B Conversion Price shall be made, but the amount of said adjustment calculated thereby shall be carried forward to successive occasions until such adjustments in the aggregate equal or exceed $0.01.

      Section 6. Redemption.

      6.1 Corporation's Right to Redeem to Prevent Certain Conversions.

            6.1.1 Blocking Redemption Right. If the Series B-1 Conversion Price on the Date of Conversion with respect to any shares of Series B-1 Preferred Stock is less than the Target Price (as hereinafter defined) on such date, then the Corporation shall have the right, in its sole discretion (but subject to the provisions of Section 6.2.3), to redeem any or all of the shares of Series B-1 Preferred Stock otherwise to be converted on such date, in lieu of conversion ("Blocking Redemption"), on the Blocking Redemption Date, as defined in Section
6.1.2 at a redemption price for each such share so redeemed equal to its Redemption Price, as defined in Section 6.3 on such Blocking Redemption Date. If the Corporation elects to redeem some, but not all, of the shares of Series B-1 Preferred Stock that would otherwise be converted on such Date of Conversion, the Corporation shall redeem from among such shares of Series B-1 Preferred Stock that would otherwise be so converted a pro rata amount from each holder of any of such shares of Series B-1 Preferred Stock in accordance with the number of shares so submitted for conversion by all such holders. As used herein, the term "Target Price" shall mean an amount equal to the Reference Price, which amount shall be adjusted, however, from time to time in accordance with Section
5.6 and Section 6.6.

            6.1.2 Mechanics of Blocking Redemption. If the Corporation desires to effect a redemption under this Section 6.1, it shall deliver notice of its election to redeem, by telecopy, at or prior to 5:00 p.m. New York City time the third business day following receipt of a Notice of Conversion from a Series B Holder with respect to any shares of Series B-1 Preferred Stock, and the Corporation shall provide a copy of such redemption notice by overnight or two day carrier, to (a) the holder of the Series B-1 Preferred Stock submitted for conversion at the address and telecopier number of such holder appearing in the Corporation's register for the Series B-1 Preferred Stock and (b) the Corporation's Transfer Agent. Such redemption notice shall indicate (a) whether the Corporation will redeem all or part of the Series B-1 Preferred Stock submitted for conversion, (b) the applicable Redemption Price and (c) the date such redemption shall become effective, which shall be the fifth business day following the date such notice is so sent by telecopier to such holder (the "Blocking Redemption Date").

      6.2 Corporation's Right to Redeem Generally.

            6.2.1 General Redemption Right. Commencing on December 21,

1998, the Corporation shall have the right, in its sole discretion, to redeem, from time to time, any or all of the Series B Preferred Stock pursuant to this
Section 6.2 (any such redemption being referred to herein as a "General Redemption") at a redemption price for each such share so redeemed equal to its Redemption Price, as defined in Section 6.3; provided, that (a) the Corporation shall not be entitled to exercise its right to redeem any shares of Series B Preferred Stock pursuant to this Section 6.2 unless the average of the Closing Price of the Corporation's Common Stock for any ten consecutive trading days is greater than the Reference Price then in effect, (b) the Corporation shall deliver, within five trading days after the end of such ten consecutive trading days, advance written notice of such redemption as provided in Section 6.2.2,
(c) the Corporation shall only be entitled to redeem on any one occasion either all the outstanding shares of Series B Preferred Stock or shares of Series B Preferred Stock having an aggregate Redemption Price (as defined in Section 6.3) of at least One Million Dollars ($1,000,000.00) and (d) if at any time any share of Series B-1 Preferred Stock and any share of Series B-2 Preferred Stock are simultaneously outstanding, then (i) the Corporation may exercise such redemption right as to any share of Series B-1 Preferred Stock only if, on the date the Corporation's mailing of its notice of such redemption pursuant to
Section 6.2.2, the Series B-1 Conversion Price is greater than the Series B-2 Conversion Price or all shares of Series B-2 Preferred Stock are simultaneously redeemed and (ii) the Corporation may exercise such redemption right as to any share of Series B-2 Preferred Stock only if, on the date of the Corporation's mailing of such notice pursuant to Section 6.2.2, the Series B-2 Conversion Price is greater than the Series B-1 Conversion Price or all shares of Series B-1 Preferred Stock are simultaneously redeemed. If the Corporation elects to redeem some, but not all, of the shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock, the Corporation shall redeem a pro rata amount from each holder of the Series B-1 Preferred Stock or Series B-2 Preferred Stock, as the case may be, and each such holder may specifically designate which of its shares of such Series B-1 Preferred Stock or Series B-2 Preferred Stock shall be so redeemed. Notwithstanding the foregoing, the Corporation may not exercise its redemption right under this Section 6.2 more than once in any 60 day period, nor within 31 days of the issuance of any shares of Series B Preferred Stock in payment of accrued dividends pursuant to Section 3.1.

            6.2.2 Mechanics of Redemption at Corporation's Election. If the Corporation desires to effect a redemption pursuant to this Section 6.2, it shall deliver prior written notice of such redemption ("Notice of General Redemption") to (a) the holders of the Series B Preferred Stock selected for redemption, at the address and telecopier number of such holder appearing in the Corporation's register for the Series B Preferred Stock and (b) the Transfer Agent, which Notice of General Redemption shall be deemed to have been delivered three business days after the Corporation's mailing (by overnight or two day carrier), with a copy sent by telecopier to each such holder on the date of such mailing, of such Notice of General Redemption. Such Notice of General Redemption shall indicate (a) the number of shares of Series B-1 Preferred Stock and/or Series B-2 Preferred Stock that have been selected for redemption, (b) the date which such redemption is to become effective (the "Date of General Redemption"), which shall be a date not less than 15 days nor more than 30 days following the date such Notice of General Redemption is delivered and (c) the applicable Redemption Price.

            6.2.3 Holder's Right to Block Redemption. Notwithstanding the foregoing provisions of this Section 6.2, each Series B Holder may, by delivering a Notice of Conversion pursuant to Section 5.3 within seven trading days following such holder's receipt of a Notice of General Redemption, convert any or all of such holder's shares selected for redemption, and no such conversion shall be subject to a Blocking Redemption pursuant to Section 6.1; provided, however, that if the average Closing Price of the Corporation's Common Stock for the five trading days immediately preceding the date of such Notice of Conversion is less than the Reference Price then in effect, then such shares shall neither be converted pursuant to such Notice of Conversion nor redeemed pursuant to such Notice of General Redemption nor subject to redemption pursuant to Section 6.1, and such Notice of General Redemption shall be deemed null and void, ab initio, as to such holder.

      6.3 Redemption Price. The redemption price payable by the Corporation upon redemption of any share of Series B Preferred Stock pursuant to Section 6.1 or
Section 6.2 shall be an amount (the "Redemption Price") equal to the Original Series B Issue Price, plus all unpaid dividends on such share accrued from the date of issuance to the date of such redemption.

      6.4 Limitations on the Corporation's Redemption Rights.

            6.4.1 Corporation Must Have Immediately Available Funds on Deposit. The Corporation shall not be entitled to exercise any redemption right under
Section 6.1 or Section 6.2, or send any  redemption  notice under Section 6.1 or
Section 6.2 unless it has, and on the applicable redemption date will have, funds legally available to effect such redemption in full and unless it has deposited the full amount of the redemption price in cash, available in a demand or other immediately available account with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable redemption price for such shares to their respective holders on or after the applicable redemption date upon receipt of notification from the Corporation that such holder has surrendered its share certificate pursuant to Section 5 or this Section 6.

            6.4.2 Blackout Period. Notwithstanding the foregoing provisions of this Section 6, the Corporation may not either send out a redemption notice or effect a redemption pursuant to Section 6.1 or Section 6.2 during any period during which the Corporation or any of its officers or directors are not able lawfully to buy or sell shares of Common Stock because of the possession by any of them of material non-public information (a "Blackout Period"), unless the Corporation shall first publicly disclose such non-public information; provided, however, that no redemption shall be effected until at least ten\ days after the Corporation shall have given the holder written notice that the Blackout Period has expired.

      6.5 Payment of Redemption Price.

            6.5.1 Each holder of any shares of Series B Preferred Stock being redeemed under this Section 6 shall send Preferred Stock Certificates evidencing such shares to the Corporation or its Transfer Agent, and the Corporation shall cause the applicable Redemption Price for each such share to be paid to such holder, in full, on the Date of Blocking Redemption or Date of General Redemption, as the case may be; provided that the Corporation shall not be obligated to deliver the Redemption Price for any such share until the Preferred Stock Certificate evidencing such share is delivered to the Corporation or its Transfer Agent, or, in the event such certificate has been lost, stolen, mutilated or destroyed, until the holder of such share has complied with Section 5.3.2.

            6.5.2 If the Corporation elects to redeem any shares of Series B Preferred Stock pursuant to either Section 6.1 or Section 6.2 hereof, and the Corporation fails to pay or cause to be paid to any Series B Holder, in full, the Redemption Price for any such share so selected for redemption from such holder as and when such payment is due as provided in Section 6.5.1, then the Corporation shall, if such holder has submitted a Notice of Conversion in compliance with Section 5.3 hereof, convert such share, in lieu of redeeming such share, into shares of Common Stock on the date such payment is due (which date shall be deemed the Date of Conversion with respect to such conversion for purposes of Section 5.1), and the number of shares of Common Stock to be issued to such Series B Holder upon such conversion of such share shall be the number of shares of Common Stock determined using a conversion price that equals the lesser of (a) the applicable Series B Conversion Price on the date such Series B Holder sent its Notice of Conversion to the Corporation or the Transfer Agent via telecopier, or (b) the applicable Series B Conversion Price on the date the Transfer Agent issues to such Series B Holder certificates evidencing such shares of Common Stock pursuant to this Section 6.5.2. The issuance of such shares shall not affect the Corporation's liability to any such Series B Holder for damages, if any, arising as a result of its failure timely to redeem and to pay the full amount of the redemption price payable to such holder as provided herein.

      6.6 Adjustment of Target Price. In addition to any adjustment to the Target Price resulting from any adjustment to the Reference Price pursuant to
Section 5, the Target Price shall also be subject to adjustment as provided in this Section 6.6.

            6.6.1 Upon the Issuance of Common Stock

      (a) Issuance of Common Stock. If the Corporation shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of Common Stock without consideration or at a price per share less than the Applicable Market Price, as hereinafter defined, as of the date of such issuance or sale then, in each such case, the Target Price shall upon such issuance or sale, except as hereinafter provided, be lowered so as to be equal to an amount determined by multiplying the Target Price by a fraction:

            (i) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (y) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Market Price then in effect, and

            (ii) the denominator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (y) the number of such additional shares of Common Stock so issued.

      As used herein, the term "Applicable Market Price" as of any date of determination means 85% of the average Closing Price, as that term is defined in
Section 5.2.4, of the Corporation's Common Stock for the five trading days immediately preceding such date of determination.

      (b) Upon Issuance of Warrants, Options and Rights to Common Stock.

            (i) For the purposes of this Section 6.6.1, the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter defined) which may be received by the Corporation for such Common Stock shall be less than the Applicable Market Price at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Target Price shall be made under this
Section 6.6.2 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

      Should the Net Consideration Per Share of any such warrants, options, subscriptions or purchase rights or convertible securities be decreased from time to time, then, upon the effectiveness of each such change, the Target Price shall be adjusted to such Target Price as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights or convertible securities been made upon the basis of the decreased Net Consideration Per Share of such securities and (2) had adjustments made to the Target Price since the date of issuance of such securities been made to the Target Price as adjusted pursuant to (1) above. Any adjustment of the Target Price with respect to this paragraph which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Target Price effective immediately upon such cancellation or expiration shall be equal to the Target Price in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities with such additional adjustments as would have been made to the Target Price had the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

            (ii) For purposes of this Section 6.6, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                  (x) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                  (y) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

      (c) Determination of Consideration. For purposes of this Section 6.6, (i) the amount of consideration received by or payable to the Corporation for the issuance of any shares of Common Stock or of any of the securities or rights described in this Section 6.6 shall be deemed to be the amount of such consideration received by or payable to the Corporation for such issuance, after deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith, and (ii) if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities or rights described in this Section 6.6 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

      (d) Exceptions. This Section 6.6.1 shall not apply to (a) shares issued as a stock split or stock dividend or (b) shares issued upon conversion of shares of Series A or Series B Preferred Stock.

            6.6.2 Calculations. In computing each adjustment to the Target Price, the result shall be rounded to the nearest thousandth of a cent, and such adjustment shall be made separately in each instance, and in the event the adjustment therefrom results in a change of the Target Price of less than $0.01, then no adjustment to such then applicable Target Price shall be made, but the amount of said adjustment calculated thereby shall be carried forward to successive occasions until such adjustments in the aggregate equal or exceed $0.01.

      Section 7. Advance Notice of Redemption.

      7.1 Holder's Right to Elect to Receive Notice of Cash Redemption by the Corporation. Each Series B Holder shall have the right to require the Corporation to provide advance notice stating whether the Corporation will redeem such holder's shares of Series B Preferred Stock pursuant to Section 6.1.

      7.2 Mechanics of Holder's Election Notice. A Series B Holder desiring to exercise its rights under this Section 7 shall send notice ("Election Notice") to the Corporation and such other person as the Corporation may designate, via telecopier, requesting the Corporation to disclose whether, if such holder were to exercise its right of conversion pursuant to Section 5 with respect to all or a specified number of shares of Series B Preferred Stock, the Corporation would elect to redeem any or all of such shares of Series B Preferred Stock for cash in lieu of issuing Common Stock. The Corporation shall then be required to disclose to such holder what action the Corporation would take over the subsequent 20 business day period, including the date of such Election Notice, as further provided in Section 7.3.

      7.3 Corporation's Response. Upon receipt by the Corporation of an Election Notice, the Corporation shall immediately send, via telecopier, a confirmation of receipt of the Election Notice to the holder submitting such Election Notice, which confirmation shall specify that the Election Notice has been received and the name and telephone number of a contact person at the Corporation whom such holder should contact regarding information related to the requested advance notice. Thereafter the Corporation must respond by the close of business on the third business day following receipt of such holder's Election Notice (a) via telecopier and (b) by depositing such response with an overnight or two day carrier. The Corporation's response must state whether it would redeem the shares, in whole or in part (and, if in part, the number of such shares it would redeem), or allow conversion into shares of Common Stock without redemption. If the Corporation does not respond to such holder within three business days via telecopier and overnight or two day carrier, the Corporation shall be required to issue to such holder Common Stock upon such holder's conversion within 20 business days following such holder's Election Notice. However, if the Corporation's Common Stock price decreases so that under the applicable Conversion Rate the Corporation would be required to issue more than an additional twenty percent (20%) of shares of Common Stock other than such holder was entitled to receive at the time such holder sent its Election Notice, then the Corporation shall no longer be bound to convert such holder's Preferred Stock into Common Stock but may elect to redeem such shares pursuant to Section 6.1, in which case such holder may block such redemption by delivering to the Corporation written notice rescinding its Notice of Conversion within two business days of its receipt of the Corporation's redemption notice under Section 6.2. If the holder delivers such a rescission notice, then such shares shall neither be converted pursuant to the holder's Notice of Conversion nor redeemed pursuant to Section 6.1.

      Section 8. Voting Rights. Except as otherwise provided by New York law, the holders of the Series B Preferred Stock shall have no voting power whatsoever, and shall not be entitled, as such, to vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the shareholders thereof or be entitled, as such, to receive notice of any meeting of the shareholders.

      Notwithstanding the above, the Corporation shall provide each Series B Holder with not less than 20 days' prior written notice of any meeting of the shareholders regarding any major corporate events affecting the Corporation. In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each Series B Holder, at least ten days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      To the extent that under New York law the vote of the holders of Series B Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, as the case may be, represented at a duly held meeting at which a quorum is present or by written consent of a majority of the outstanding shares of Series B Preferred Stock, as the case may be, (except as otherwise may be required under New York law) shall constitute the approval of such action by the class. To the extent that under New York law the holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date on which a Series B Conversion Price is calculated. Holders of the Series B Preferred Stock also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's By-Laws and applicable statutes.

      Section 9. Protective Provision.

      9.1 So long as any share of Series B Preferred Stock is outstanding, the Corporation may not, without first obtaining the approval (by vote or written consent, as provided by the New York Business Corporation Law) of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock:

      (a) alter or change (whether by amendment of its Certificate of Incorporation or By-Laws or otherwise) the rights, preferences or privileges of any other class of equity securities so as to affect adversely the Series B-1 Preferred Stock or the Series B-2 Preferred Stock;

      (b)  alter  or  change   (whether  by  amendment  of  its  Certificate  of
Incorporation or By-Laws or otherwise) any of the rights, preferences or privileges of the Series B-1 Preferred Stock or the Series B-2 Preferred Stock;

      (c) authorize or issue any share of any other equity security senior to or having a preference over or on parity with the Series B-1 Preferred Stock or the Series B-2 Preferred Stock with respect to dividends or Distributions (as defined in Section 2 above);

      (d) increase the authorized number of shares of Series A Preferred Stock or Series B Preferred Stock;

      (e) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share of capital stock of the Corporation other than (i) through redemption or conversion pursuant to the provisions of Part A or this Part B, (ii) repurchases of Common Stock, or (iii) redemptions of other securities convertible into shares of Common Stock made to block such conversion.

      (f) declare or pay any dividend on, or declare or make any other distribution on account of, its Common Stock or any class or series of Preferred Stock other than the Series B Preferred Stock (other than dividends payable solely in shares of Common Stock or distributions on shares of Series A Preferred Stock required to be made under Part A) or set apart any sum for any such purpose; or

      (g) do any act or thing not authorized or contemplated by this Part B which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

      9.2 In the event holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, pursuant to clause (a) or clause (b) of Section 9.1 above, so as to affect the Series B Preferred Stock, then the Corporation will deliver notice of such approved change to each holder of Series B Preferred Stock that did not agree to such alteration or change (a "Dissenting Holder") and each Dissenting Holder shall have the right for a period of 30 business days to convert any or all of its shares of Series B Preferred Stock pursuant to the terms of this Part B as they exist prior to such alteration or change (notwithstanding the one-year waiting period set forth in Section 5.1 hereof), or continue to hold its shares of Series B Preferred Stock.

      Section 10. Status of Redeemed or Converted Stock. In the event any shares of Series A Preferred Stock or Series B Preferred Stock shall be redeemed or converted, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series and shall not be issuable by the Corporation as Series A Preferred Stock or Series B Preferred Stock.

      Section 11. Notices of Record Date. In the event of:

      (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

      (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other corporation or any other entity or person, or

      (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii)   the   date  on   which   any   such   reorganization,   reclassification,
recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten business days prior to the date specified in such notice on which such action is to be taken.

      Section 12. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of any shares of Series B Preferred Stock above the amount payable therefor on such conversion and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all shares of Series B Preferred Stock from time to time outstanding.

Part C.  Series C Preferred Stock.

         One Thousand Two Hundred (1,200) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Corporation are hereby designated Series C Preferred Stock, par value $.05 per share. (References to section numbers in this Part C of Article FOURTH of the Certificate of Incorporation ("Part C") shall refer only to such sections in this Part C of Article

FOURTH, unless otherwise expressly stated herein.) The Series C Preferred Stock shall possess the rights and preferences set forth below:

         Section 1. Designations and Amounts. The shares of such series shall have a par value of $.05 per share and shall be designated as Series C Preferred Stock (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be One Thousand (1,000). The Series C Preferred Stock shall be offered at a purchase price of One Thousand Dollars ($1,000.00) per share (the "Original Series C Issue Price").

         Section 2. Rank. The Series C Preferred Stock shall rank: (a) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series C Preferred Stock (collectively, the "Senior Securities"); (b) prior to all of the Corporation's Common Stock, $.01 par value per share ("Common Stock"); (c) prior to any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to or on parity with any Series C Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); and (d) on parity with the Series A Preferred Stock and Series B Preferred Stock and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series C Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions") and as to dividends.

         Section 3.        Dividends.

                           3.1  Cumulative  Dividends.  The  holders of Series C
Preferred Stock (the "Series C Holders") shall be entitled to receive, out of funds legally available therefor, cumulative annual dividends at an annual rate per share equal to six percent (6%) of the Original Series C Issue Price. Such dividends shall accrue on each share of Series C Preferred Stock from day to day from the date of issue and shall be cumulative until paid upon liquidation, dissolution or winding up of the Corporation within the meaning of Section 4 hereof or upon redemption as provided in Section 6 hereof or until such share is converted into Common Stock as provided in Section 5 hereof, and such dividends shall so accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If such cumulative dividends in respect of any prior or current annual dividend period shall not have been declared and paid, then the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart with respect to any class of the Corporation's capital stock, now or hereafter outstanding. Cumulative dividends with respect to shares of Series C Preferred Stock which are accrued, payable and/or in arrears shall be paid on May 21 of each year commencing on May 21, 2000 and each May 21 thereafter being referred to herein as a "Dividend Payment Date"), to the extent assets are legally available therefor and any amounts for which assets are not legally available shall be paid promptly thereafter as assets become legally available therefor; any partial payment will be made to the Series C Holders pro rata in accordance with their holdings of such shares. On any Dividend Payment Date dividends on shares of Series C Preferred Stock may be paid through the issuance of additional shares of Series C Preferred Stock equal in number to the amount of such dividends divided by $1,000.

                           3.2  Reservation of Stock Issuable as Dividends.  The
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the payment of dividends on the Series C Preferred Stock as provided in Section 3.1, such number of shares of Series C Preferred Stock as shall from time to time be sufficient to effect such payment on all outstanding shares of Series C Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such payment on all outstanding shares of Series C Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of such number of shares as shall be sufficient for such purpose.

         Section 4.        Liquidation Preference.

                           4.1 In the event of any  liquidation,  dissolution or
winding up of the Corporation, either voluntary or involuntary, the holders of shares of Series C Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Certificate of Incorporation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of (a) the Original Series C Issue Price for each outstanding share of Series C Preferred Stock and (b) an amount equal to all accrued and unpaid dividends thereon, whether or not declared, since the date of issue up to and including the date full payment shall have been tendered to the Series C Holders with respect to such liquidation, dissolution or winding up (collectively, the "Series C Liquidation Amount"). If, after the occurrence of any such liquidation, dissolution or winding up and payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the holders of the Series C Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series C Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series C Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation.

                           4.2 Upon the completion of the distribution  required
by Section 4.1, if assets remain in the Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation.

         Section 5. Conversion. The Series C Holders shall have conversion rights as follows (the "Conversion Rights"):

                           5.1  Holders'  Right to  Convert.  Each holder of any
share of Series C Preferred Stock shall be entitled to convert such share of Series C Preferred Stock, at any time after the issuance of such share by the Corporation, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the quotient that is obtained when the Original Series C Issue Price for such share plus any accrued and unpaid dividends on such share is divided by the applicable Conversion Price. As used herein, the phrase "Conversion Price" shall mean either of the following: (1) where the Notice of Conversion with respect to such share is delivered to the Corporation not more than ninety calendar days after the issuance of such share by the Corporation, $6.00 (the "Fixed Conversion Price"); or (2) where the Notice of Conversion with respect to such share is delivered to the Corporation more than ninety calendar days after the issuance of such share by the Corporation, the lesser of (x) the Fixed Conversion Price and (y) eighty-five percent (85%) of the average Closing Price of the Corporation's Common Stock for the five trading days immediately preceding the Date of Conversion, but not less than fifty percent (50%) of the Fixed Conversion Price (the "Variable Conversion Price").

                           The phrase "Closing Price," as used with reference to
shares of Common Stock on any specified date, shall mean (a) the last reported sale price per share of Common Stock on such date on the OTC Electronic Bulletin Board, or if no longer traded thereon, on the Nasdaq Small Cap Market or the Nasdaq National Market, or if not traded on the Nasdaq Small Cap Market or the Nasdaq National Market, the last reported sale price on the principal national securities exchange or the automated quotation system on which the Common Stock is so traded or (b) if such OTC Electronic Bulletin Board or Nasdaq or other automated quotation system shall report only asked and bid prices, or if there shall have been no sale of Common Stock on such date so reported, then the average of the last reported asked price and the last reported bid price of Common Stock. The Conversion Price shall be adjusted from time to time in accordance with this Section 5.

                    5.2 Automatic Conversion. Each share of Series C Preferred Stock shall, on the third anniversary of the issuance of such share by the Corporation, be automatically converted into that number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the quotient that is obtained when the Original Series C Issue Price for such share plus any accrued and unpaid dividends on such share is divided by the Variable Conversion Price. Such date shall be deemed the Date of Conversion with respect to such conversion.

                    5.3 Mechanics of Conversion.

                           5.3.1  General.  In order to  convert  any  shares of
Series C Preferred Stock into shares of Common Stock, the holder of such shares shall (a) telecopy, at or prior to 11:59 p.m., New York City time (the "Conversion Notice Deadline") on the date of conversion, a copy of the fully executed notice of conversion ("Notice of Conversion") to the Corporation at the office of the Corporation or its designated Transfer Agent for the Series C Preferred Stock stating that such holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series C Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and

(b) surrender to a common carrier or the United States Postal Service, for delivery to the office of the Corporation or the Transfer Agent, the original certificates representing the shares of Series C Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or such holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Section 5.3.2). Upon receipt by the Corporation of a telecopy of a Notice of Conversion, the Corporation shall within three business days send, via telecopier, a confirmation of receipt of the Notice of Conversion to such holder which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Corporation whom such holder should contact regarding information related to the conversion. In the case of a dispute as to the calculation of the Conversion Rate, the Corporation shall promptly issue to such holder the number of Shares that are not disputed and shall submit the disputed calculations to its outside accountant (the "Accountant") via telecopier within five business days of receipt of such holder's Notice of Conversion. The Corporation shall cause the Accountant to perform the calculations and notify the Corporation and such holder of the results no later than 48 hours from the time it receives the disputed calculations. The Accountant's calculation shall be deemed conclusive absent manifest error.

                           5.3.2   Lost,   Stolen,    Destroyed   or   Mutilated
Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) representing shares of Series C Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to re-issue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder thereof contemporaneously requests the Corporation to convert such Series C Preferred Stock into Common Stock.

                           5.3.3 Delivery of Common Stock Upon  Conversion.  The
Corporation or the Transfer Agent (as applicable) shall, no later than the close of business on the fourth business day (the "Deadline") after receipt by the Corporation or Transfer Agent of a telecopy of a Notice of Conversion and receipt by the Corporation or the Transfer Agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for indemnification or security in the case of lost, stolen or destroyed certificate(s), if required), issue and surrender to a common carrier or the United States Postal Service for either overnight or (if delivery is outside the United States) two day delivery (or the shortest period of time in which a recognized international carrier can deliver) to the converting holder at the address of such holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

                           5.3.4  Cash  in  Lieu  of  Fractional   Shares.   The
Corporation may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series C Preferred Stock. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Series C Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Closing Price on the Date of Conversion. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.

                           5.3.5  Date  of  Conversion.  The  date  on  which  a
conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in the Notice of Conversion, provided (a) that the copy of the Notice of Conversion is sent by telecopier to the Corporation at or prior to 11:59 p.m., New York City time, on the Date of Conversion, and (b) that the original Preferred Stock Certificates representing the shares of Series C Preferred Stock to be converted are surrendered by depositing such certificates with a common carrier or the United States Postal Service, for delivery to the office of the Corporation or the Transfer Agent and/or, if any of such Preferred Stock Certificates have been lost, stolen or destroyed, the holder of such shares complies with Section 5.3.2. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion. If the original Preferred Stock Certificates representing the shares of Series C Preferred Stock to be converted are not received by the Corporation or the Transfer Agent, or if such holder fails to comply with
Section 5.3.2, as the case may be, within ten business days after the Date of Conversion, or if the telecopy of the Notice of Conversion is not received by the Corporation or its Transfer Agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Corporation's option, may be declared null and void.

                    5.4 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred
Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose; provided, however, that the taking of such action shall not affect the Corporation's liability, if any, for damages arising as a result of its failure to have a sufficient number of shares reserved.

                    5.5 Adjustment of Common Stock Issuable Upon Conversion.

                           5.5.1 Adjustment Due to Stock Split,  Stock Dividend,
Etc. If the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, subdivision of shares or other similar event, the Fixed Conversion Price and Conversion Price shall each be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price and the Conversion Price shall each be proportionately increased. In addition, if any such event shall have taken place during the reference period for determination of the Variable Conversion Price, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all five trading days immediately preceding the Date of Conversion.

                           5.5.2 Adjustment Due to Merger,  Consolidation,  Etc.
If, at any time when any shares of Series C Preferred Stock are outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity or there is a sale of all or substantially all the Corporation's assets or there is a change of control transaction not deemed to be a liquidation pursuant to Section 4.3, then each Series C Holder shall thereafter have the right to receive upon conversion of Series C Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which such Series C Holder would have been entitled to receive in such transaction had the Series C Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series C Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Series C Conversion Price and of the number of shares issuable upon conversion of the Series C Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this Section 5.6.2 unless (a) it first uses its best efforts to give notice thereof to each Series C Holder 30 days prior to, and in any event gives notice thereof to each Series C Holder at least 5 days prior to, the record date of such merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (during which time each Series C Holder shall be entitled to convert its shares of Series C Preferred Stock into Common Stock) and (b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation under this Part C, including this Section 5.6.2.

                           5.5.3  Calculation of Adjustments.  In computing each
adjustment to the Conversion Price, the result shall be rounded to the nearest thousandth of a cent, and such adjustment shall be made separately in each instance, and in the event the adjustment therefrom results in a change of the Conversion Price of less than $0.01, then no adjustment to such then applicable Conversion Price shall be made, but the amount of said adjustment calculated thereby shall be carried forward to successive occasions until such adjustments in the aggregate equal or exceed $0.01.

         Section 6.        Redemption.

                    6.1      Corporation's Right to Redeem Generally.

                           6.1.1 General Redemption Right. The Corporation shall
have the right, in its sole discretion, to redeem, from time to time, any or all of the Series C Preferred Stock pursuant to this Section 6.1 (any such redemption being referred to herein as a "General Redemption") at a redemption price for each such share so redeemed equal to its Redemption Price, as defined in Section 6.2; provided, that the Corporation shall deliver, at least 10 trading days advance written notice of such redemption as provided in Section
6.2.2. If the Corporation elects to redeem some, but not all, of the shares of Series C Preferred Stock, the Corporation shall redeem a pro rata amount from each holder of the Series C Preferred Stock, and each such holder may specifically designate which of its shares of such Series C Preferred Stock shall be so redeemed.

                           6.1.2   Mechanics  of  Redemption  at   Corporation's
Election.  If the  Corporation  desires to effect a redemption  pursuant to this
Section 6.1, it shall deliver prior written notice of such redemption ("Notice of General Redemption") to the holders of the Series C Preferred Stock, at the address and telecopier number of such holder appearing in the Corporation's register for the Series C Preferred Stock and (b) the Transfer Agent, which Notice of General Redemption shall be deemed to have been delivered three business days after the Corporation's mailing (by overnight or two day carrier), with a copy sent by telecopier to each such holder on the date of such mailing, of such Notice of General Redemption. Such Notice of General Redemption shall indicate (a) the number of shares of Series C Preferred Stock that have been selected for redemption, (b) the date which such redemption is to become effective (the "Date of General Redemption"), which shall be a date not less than 10 trading days following the date such Notice of General Redemption is delivered and (c) the applicable Redemption Price.

                           6.1.3   Holder's    Right   to   Block    Redemption.
Notwithstanding the foregoing provisions of this Section 6.1, each Series C Holder may, by delivering a Notice of Conversion pursuant to Section 5.3 within seven trading days following such holder's receipt of a Notice of General Redemption, convert any or all of such holder's shares selected for redemption.

                    6.2 Redemption Price. The redemption price payable by the Corporation upon redemption of any share of Series C Preferred Stock pursuant to
Section 6.1 shall be an amount (the "Redemption Price") equal to 120% of the Original Series C Issue Price, plus all unpaid dividends on such share accrued from the date of issuance to the date of such redemption.

                    6.3 Payment of Redemption Price.

                           6.3.1 Each holder of any shares of Series C Preferred
Stock being redeemed under this Section 6 shall send Preferred Stock Certificates evidencing such shares to the Corporation or its Transfer Agent, and the Corporation shall cause the applicable Redemption Price for each such share to be paid to such holder, in full, on the Date of Redemption, provided that the Corporation shall not be obligated to deliver the Redemption Price for any such share until the Preferred Stock Certificate evidencing such share is delivered to the Corporation or its Transfer Agent, or, in the event such certificate has been lost, stolen, mutilated or destroyed, until the holder of such share has complied with Section 5.3.2.

         Section 7. Voting Rights. Except as otherwise provided by New York law, the holders of the Series C Preferred Stock shall have no voting power whatsoever, and shall not be entitled, as such, to vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the shareholders thereof or be entitled, as such, to receive notice of any meeting of the shareholders.

         To the extent that under New York law the vote of the holders of Series C Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, as the case may be, represented at a duly held meeting at which a quorum is present or by written consent of a majority of the outstanding shares of Series C Preferred Stock, as the case may be, (except as otherwise may be required under New York law) shall constitute the approval of such action by the class. To the extent that under New York law the holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date on which a Conversion Price is calculated. Holders of the Series C Preferred Stock also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's ByLaws and applicable statutes.

         Section 8. Status of Redeemed or Converted Stock. In the event any shares of Series C Preferred Stock shall be redeemed or converted, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series and shall not be issuable by the Corporation as Series C Preferred Stock.

Part D1.  Series D1 Convertible Preferred Stock

      Five Thousand (5,000) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Corporation are hereby designated Series D1 Convertible Preferred Stock, par value $0.05 per share (the "Preferred Shares"). References to section numbers in this Part D1 of Article FOURTH of the Certificate of Incorporation ("Part D1") shall refer only to such sections in this Part D1 of Article FOURTH, unless otherwise expressly stated herein. The Series D1 Convertible Preferred Stock shall possess the rights and preferences set forth below:

      Section  1.   Dividends.   The  Preferred   Shares  shall  bear  dividends
("Dividends") at a rate of 8.0% per annum, which shall be cumulative, accrue daily from the Issuance Date (as defined below) and be payable on the first day of each Calendar Quarter (as defined below) beginning on the earlier of (A) the first day of the Calendar Quarter immediately following the date on which the Registration Statement (as defined below) is declared effective by the SEC (as defined below) and (B) January 1, 2000 (each a "Dividend Date"). If a Dividend Date is not a Business Day (as defined below) then the Dividend shall be due and payable on the Business Day immediately following the Dividend Date. Dividends shall be payable in shares of Common Stock (as defined below) ("Dividend Shares") or, at the option of the Company, in cash, provided that the Dividends which accrued during any period shall be payable in cash only if the Company provides written notice ("Dividend Election Notice") to each holder of Preferred Shares at least 20 days prior to the Dividend Date. Dividends to be paid in shares of Common Stock shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(b)) of Common Stock equal to the quotient of (I) the Additional Amount (as defined below) and (II) the Conversion Price (as defined below) on the applicable Dividend Date. Notwithstanding the foregoing, the Company shall not be entitled to pay Dividends in shares of Common Stock and shall be required to pay such Dividends in cash if (x) any event constituting a Triggering Event (as defined in Section 3(b)), or an event that with the passage of time would constitute a Triggering Event if not cured, has occurred and is continuing on the date of the Company's Dividend Election Notice or on the Dividend Date, unless otherwise consented to in writing by the holder of Preferred Shares entitled to receive such Dividend or (y) the Registration Statement (as defined in the Registration Rights Agreement (as defined below)) is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement), including but not limited to the Dividend Shares, on the Date of the Company's Dividend Election Notice or on the Dividend Date. Any accrued and unpaid Dividends which are not paid within five (5) Business Days of such accrued and unpaid dividends' Dividend Date shall bear interest at the rate of 18.0% per annum from such Dividend Date until the same is paid in full (the "Default Interest").

      Section 2. Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

            Certain  Defined  Terms.   For  purposes  of  this   Certificate  of
Amendment, the following terms shall have the following meanings:

                  "Additional  Amount" means,  on a per share basis,  the sum of
(A) unpaid Default Interest through the date of determination, if any, plus (B) the result of the following formula: (.08)(N/365)($1,000).

                  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

                  "Calendar Quarter" means, each of the period beginning on and including January 1 and ending on and including March 31, the period beginning on and including April 1 and ending on and including June 30, the period beginning on and including July 1 and ending on and including September 30, and the period beginning on and including October 1 and ending on and including December 31.

                  "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Preferred Shares. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                  "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulleting board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the lowest bid price and lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Preferred Shares. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Closing Sale Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                  "Conversion Amount" means the sum of (1) the Additional Amount, and (2) the Stated Value.

                  "Conversion Percentage" means (A) one hundred percent or (B) in the event that the Company has failed to list all its shares of Common Stock on The New York Stock Exchange, The Nasdaq SmallCap Market or the Nasdaq National Market within 90 days of the Initial Issuance Date, then eighty percent, both as subject to adjustment as provided herein.

                  "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination the lesser of (I) the Fixed Conversion Price (as defined below), subject to adjustment as provided herein and (II) the Floating Conversion Price (as defined below), subject to adjustment as provided herein.

                  "Fixed Conversion Price" means 115% of the arithmetic average of the Closing Bid Price of the Common Stock for the ten (10) consecutive trading days immediately preceding the Issuance Date, subject to adjustment as provided herein.

                  "Floating Conversion Price" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by the lessor of (I) the Market Price of the Common Stock for such date and (II) the Closing Bid Price on such date.

                  "Initial Issuance Date" means the first date on which the Company issues Preferred Shares pursuant to the Securities Purchase Agreement.

                  "Issuance Date" means, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share.

                  "Maturity Date" means the date which is three years after the applicable Issuance Date, unless extended pursuant to Section 2(d)(vii).

                  "Market Price" means, with respect to any security for any date of determination, that price which shall be computed as the arithmetic average of the three (3) lowest Closing Sales Prices for such security during the twenty (20) consecutive trading days immediately preceding such date of determination. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during the pricing period.

                  "N" means the number of days from, but excluding, the last Dividend Date with respect to which dividends, along with any Default Interest, has been paid by the Company on the applicable Preferred Share, or the Issuance Date if no Dividend Date has occurred, through and including the Conversion Date, the Maturity Date or other date of determination for such Preferred Share, as the case may be, for which such determination is being made.

                  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Principal Market" means the Nasdaq SmallCap Market or the Over the Counter Bulletin Board ("OTCBB"), whichever is the principal trading market on which the Common Stock is then traded.

                  "Registration Rights Agreement" means that certain registration rights agreement between the Company and the initial holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares.

                  "Securities Purchase Agreement" means that certain securities purchase agreement between the Company and the initial holders of the Preferred Shares.

                  "Stated Value" means $1,000 per Preferred Share.

            Holder's Conversion Right; Maturity Conversion. Subject to the provisions of Section 5, at any time or times on or after the Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d), at the Conversion Rate. If any Preferred Shares remain outstanding on the Maturity Date (as defined below), then all such Preferred Shares shall at the option of the Company either (I) be converted at 110% of the Conversion Rate as of such date or (II) be redeemed at a price per Preferred Share equal to the Liquidation Preference (as defined in Section 10) as of such date, each in accordance with Section 2(d)(vii). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                        Conversion Rate. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

                                Conversion Amount
                                Conversion Price

                        Mechanics of  Conversion.  The  conversion  of Preferred
            Shares shall be conducted in the following manner:

                              Holder's Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time on such date, a copy of a fully executed notice of conversion in the form set forth in Section 21 (the "Conversion Notice") to the Company with a copy thereof to the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Transfer Agent as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates"). Such holder shall use its best efforts to send a copy of each Conversion Notice within one (1) Business Day of facsimile transmission of such Conversion Notice via e-mail to the Company; provided, however, that the failure of any holder to satisfy its obligations under this sentence shall not effect the Conversion Date or the obligations of the Company for any conversion of Preferred Shares.

                              Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company (1) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (2) on or before the second Business Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Transfer Agent shall, as soon as practicable and in no event later than three Business Days after receipt of the Preferred Stock Certificate(s) (the

      "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                              Dispute Resolution. In the case of a dispute as to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile by 11:59 New York City Time on the Business Day immediately following the date of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank selected by the Company and approved by the holders of a majority of the Preferred Shares then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

                              Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                              Company's Failure to Timely Convert.

                              (A) Cash Damages. If within four (4) Business Days
      after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue a certificate to a holder or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of
      Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(d)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder for each date after the Share Delivery Date such conversion is not timely effected and/or each date after the Preferred Stock Delivery Date such Preferred Stock Certificate is not delivered in an amount equal to 0.5% of the sum of (a) the product of (I) the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled and (II) the Closing Bid Price of the Common Stock on the Share Delivery Date, and (b) in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on or prior to the Preferred Stock Delivery Date, the product of (y) the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate, as of the Preferred Stock Delivery Date and
      (z) the Closing Bid Price of the Common Stock on the Preferred Stock Delivery Date. If the Company fails to pay the additional damages set forth in this Section 2(d)(v) within five Business Days of the date incurred, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the holder in the Conversion Notice.

                              (B) Void Conversion Notice; Adjustment to Conversion Price. If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such holder's Conversion Notice; provided that the voiding of a holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Conversion Price of any Preferred Shares returned or retained by the holder for failure to timely convert shall be adjusted to the lesser of
      (I) the Conversion Price as in effect on the date on which the holder voided the Conversion Notice and (II) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date such holder voided the Conversion Notice.

                              (C) Redemption. If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares (a "Conversion Failure"), then the holder, upon written notice to the Company, may require that the Company redeem all Preferred Shares held by such holder, including the Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3.

                              Pro Rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Preferred Shares for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such holder relative to the number of Preferred Shares submitted for conversion on such date.

                              Mandatory Conversion or Redemption at Maturity. If any Preferred Shares remain outstanding on the Maturity Date, then all such Preferred Shares, at the Company's option, either (i) shall be converted at 110% of the Conversion Rate as of such date and otherwise as if the holders of such Preferred Shares had given the Conversion Notice on the Maturity Date (a "Maturity Date Mandatory Conversion"), or (ii) shall be redeemed as of such date for an amount in cash per Preferred Share (the "Maturity Date Redemption Price") equal to the Liquidation Preference (as defined in Section 10) (a "Maturity Date Mandatory Redemption"). The
      Company shall be deemed to have elected a Maturity Date Mandatory Redemption unless it delivers written notice to each holder of Preferred Shares at least 20 Business Days prior to the Maturity Date of its election to effect a Maturity Date Mandatory Conversion. If the Company elects a Maturity Date Mandatory Redemption, then on the Maturity Date the Company shall pay to each holder of Preferred Shares outstanding on the Maturity Date, by wire transfer of immediately available funds, an amount per Preferred Share equal to the Maturity Date Redemption Price. If the Company elects a Maturity Date Mandatory Redemption and shall fail to redeem all of the Preferred Shares outstanding on the Maturity Date by payment of the Maturity Date Redemption Price, then in addition to any remedy such holder of Preferred Shares may have under these Articles of Amendment, the Securities Purchase Agreement and the Registration Rights Agreement, (X) the applicable Maturity Date Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full, and (Y) any holder of Preferred Shares shall have the option to require the Company to convert any or all of such holder's Preferred Shares that the Company elected to redeem under this Section 2(d)(vii) and for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into the number of shares of Common Stock such holder would have received if such holder had given a Conversion Notice for such Preferred Shares on the Maturity Date. On the Maturity Date, all holders of Preferred Shares shall surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent. If the Company has elected a Maturity Date Mandatory Conversion or has failed to pay the Maturity Date Redemption Price in a timely manner as described above, then the Maturity Date shall be extended for any Preferred Shares for as long as (A) the conversion of such Preferred Shares would violate the provisions of Section 5, (B) a Triggering Event shall have occurred and be continuing, or (C) an event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event.

                              Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless the full number of Preferred Shares represented by the certificate are being converted. The holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated of the face thereof. Each certificate for Preferred Shares shall bear the following legend:

               ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF AMENDMENT, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING
               SECTION 2(d)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF AMENDMENT, PREFERENCES AND RIGHTS.

                              Taxes.  The  Company  shall  pay any and all taxes
             that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

                              Adjustments  to Conversion  Price.  The Conversion
             Price will be subject to adjustment from time to time as provided in this Section 2(f).

                              (i) Adjustment of the Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the date of issuance of the Preferred Shares, the Company issues or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company (I) in connection with an Approved Stock Plan (as defined below), (II) upon the conversion or exercise of Convertible Securities which are outstanding as of the Initial Issuance Date and listed on Schedule 3(c)(iii) to the Securities Purchase

      Agreement, provided that the terms of such Convertible Securities have not been altered, amended or revised since the Initial Issuance Date or (III) upon conversion of the Preferred Shares) for a consideration per share less than a price (the "Applicable Price") equal to the Fixed Conversion Price in effect immediately prior to such time, then immediately after such issue or sale, the Fixed Conversion Price then in effect shall be reduced to an amount equal to such consideration per share. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(f)(i), the following shall be applicable:

                              (A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                              (B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the "price per share for which one share of Common Stock is issuable upon such conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

                              (C) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

                              (D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01, unless the Board of Directors of the Company shall have made a good faith allocation of the consideration received for such Option and such other securities, in which case the Option and such other securities will be deemed to be issued for the consideration as allocated by such Board. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the Market Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined by the good faith determination of the Company's Board of Directors. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth
      (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of a majority of the Preferred Shares then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                              (E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                              (F)  Certain  Definitions.  For  purposes  of this
      Section 2(f)(i), the following terms have the respective meanings set forth below:

                                    (I)  "Approved  Stock  Plan"  shall mean any
      employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultants for services provided to the Company.

                                    (II) "Options" means any rights, warrants or
      options  to  subscribe  for  or  purchase   Common  Stock  or  Convertible
      Securities.

                                    (III)  "Convertible  Securities"  means  any
      stock  or  securities   (other  than   Options)   directly  or  indirectly
      convertible into or exchangeable for Common Stock.

                        (ii) Adjustment of the Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                        (iii) Holder's Right of Alternative Conversion Price Following Issuance of Convertible Securities. If the Company in any manner issues or sells Convertible Securities that are convertible into or exchangeable for Common Stock at a price which may vary with the market price of the Common Stock, including by way of periodic reset to the Conversion Price (the formulation for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("Variable Notice") on the date of issuance of such Convertible Securities. From and after the date the Company issues any such Convertible Securities with a

      Variable Price, a holder of Preferred Shares shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Floating Conversion Price upon conversion of any Preferred Shares by designating in the Conversion Notice delivered upon conversion of such Preferred Shares that solely for purposes of such conversion the holder is relying on the Variable Price rather than the Floating Conversion Price then in effect. A holder's election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate the holder to rely on a Variable Price for any future conversions of Preferred Shares.

                        (iv) Adjustment of the Conversion Price Upon Major Corporate Event Announcement. In the event (A) the Company makes a public announcement that it intends to consolidate or merge with or into another Person or engage in a business combination involving the issuance or exchange of more than 30% of the Company's outstanding Common Stock, (B) the Company makes a public announcement that it intends to sell or transfer all or substantially all of the Company's assets, or (C) any Person (including the Company) publicly announces a purchase, tender or exchange offer for more than 30% of the Company's outstanding Common Stock (the transactions described in clauses (A), (B) and (C) above are hereinafter referred to as "Major Corporate Events" and the date of the announcement referred to in clause (A), (B) or (C) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through and including the Adjusted Conversion Price Termination Date (as defined below), be equal to the Conversion Price which would have been applicable for a conversion by the holder on the Announcement Date. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Section 2(c). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed Major Corporate Event for which a public announcement as contemplated by this Section 2(f)(iv) has been made, the date upon which the Company or other Person (in the case of clause (C) above) consummates or publicly announces the termination or abandonment of the proposed Major Corporate Event which was the subject of the previous public announcement.

                        (v) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

                        (vi) Notices.

                              (A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                              (B) The Company will give written notice to each holder of Preferred Shares at least five (5) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or
      (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                              (C) The Company will also give written notice to each holder of Preferred Shares at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                        (g) Conversion Restrictions. Subject to the exceptions described below, without the prior consent of the Company, the Buyers shall not be entitled to submit a Conversion Notice for the conversion of any of the Preferred Shares during the period beginning on the Initial Closing Date and ending on December 31, 1999. During the period beginning on and including January 1, 2000 and ending on January 31, 2000, each Purchaser (as defined in Section 14) may convert up to 25% of the Preferred Shares issued to such Purchaser. During the period beginning on and including January 1, 2000 and ending on February 29, 2000, each Purchaser may convert up to 50% of the Preferred Shares issued to such Purchaser. During the period beginning on and including January 1, 2000 and ending on March 31, 2000, each Purchaser may convert up to 75% of the Preferred Shares issued to such Purchaser. From and after April 1, 2000, each Purchaser may convert all of the Preferred Shares issued to such Purchaser. Notwithstanding the foregoing, the conversion restrictions set forth above shall not apply: (a) on and after any date on which the Common Stock is not listed, quoted or reported on The New York Stock Exchange, Inc., The American Stock Exchange, Inc., the Nasdaq National Market, The Nasdaq SmallCap Market or the OTCBB or has been delisted or suspended from trading on any such exchange or quotation or reporting system, or any such delisting or suspension is threatened or pending either (I) in writing by such exchanges or quotation or reporting systems or (II) by falling below the minimum listing maintenance requirements of such exchanges or quotation or reporting systems; (b) on or after any date on which there shall have occurred an event constituting a Change of Control (as defined below), an announcement of a pending Change of Control, a Triggering Event (as defined below) or an event that with the passage of time and without being cured would constitute a Triggering Event; (c) on or after any date on which the Company issues or sells or is deemed to have issued or sold Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock at a Variable Price; (d) on or after the date the Company delivers a Notice of Redemption at Company's Election (as defined in Section 6); (e) on or after any date on which the arithmetic average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days immediately preceding such date is less than 90% of the Closing Bid Price of the Common Stock on the Initial Issuance Date (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions); or (f) with respect to any conversion of Preferred Shares, at a price equal to the Fixed Conversion Price then in effect.

                        (h) Adjustment of Conversion Restrictions upon Issuance of Convertible Securities. If the Company in any manner issues or sells Convertible Securities that are convertible into Common Stock and are subject to (i) restrictions on the amount of shares that can be converted, or (ii) no restrictions on the amount of shares that can be converted (the restriction on conversions or lack thereof being herein referred to as the "Conversion Restriction"), and such Conversion Restriction is not formulated using the same time periods and percentages used in Section 2(g), then the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("Conversion Restriction Notice") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding which remain subject to the restrictions in Section 2(g) provide written notice via facsimile and overnight courier (the "Conversion Restriction Election Notice") to the Company within five (5) Business Days of receiving a Conversion Restriction Notice that such holders desire to replace the conversion restrictions set forth in Section 2(g) then in effect with the Conversion Restriction described in such Conversion Restriction Notice, then from and after the date of the Company's receipt of the Conversion Restriction Election Notice the conversion restrictions set forth in
      Section 2(g) automatically will be replaced with the Conversion Restrictions (together with such modifications to this Certificate of Amendment as may be required to give full effect to the substitution of the Conversion Restrictions for the conversion restrictions set forth in
      Section 2(g)). A holder's delivery of a Conversion Restriction Election Notice shall serve as the consent required to amend this Certificate of Amendment pursuant to Section 15 below.

                  Section 3. Redemption at Option of Holders.

                        Redemption  Option Upon Triggering Event. In addition to
            all other rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 125% of the Liquidation Preference and (ii) the product of
            (A) the Conversion Rate in effect at such time as such holder delivers a Notice of Redemption at Option of Buyer (as defined below) and (B) the arithmetic average of the Closing Bid Prices of the Common Stock on the five (5) consecutive trading days immediately preceding such Triggering Event on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading ("Redemption Price").

                        "Triggering Event". A "Triggering Event" shall be deemed
            to have occurred at such time as any of the following events:

                              the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is 45 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

                              while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive trading days, provided that such five day period shall be extended to a total of 10 consecutive trading days in the event that the Company makes an acquisition which is required to be reported under Item 2 of Form 8-K and for which pro forma financial information is required to be reported pursuant to Article 11 of Regulation S-X promulgated under the 1933 Act.

                              the suspension from trading or failure of the Common Stock to be listed, quoted or reported on The Nasdaq SmallCap Market, The Nasdaq National Market, The New York Stock Exchange, Inc., The American Stock Exchange, Inc. or the OTCBB for a period of five consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

                              the Company's or the Transfer Agent's notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Amendment;

                              a  Conversion   Failure  (as  defined  in  Section
      2(d)(v)(C);

                              upon the Company's receipt of a Conversion Notice, the Company shall not be obligated to issue shares of Common Stock upon such conversion due to the provisions of Section 14; or

                              the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants, this Certificate of Amendment or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the

      Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 days after the earlier of (I) the date on which the Company knowledge of such breach or (II) the date a holder of Preferred Shares gives written notification to the Company regarding such breach.

                        Mechanics of Redemption  at Option of Buyer.  Within one
            (1) Business Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Preferred Shares. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Shares then outstanding may require the Company to redeem all of the Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer") to the Company, which Notice of Redemption at Option of Buyer shall indicate the number of Preferred Shares that such holder is electing to redeem.

                        Payment of Redemption  Price. Upon the Company's receipt
            of a Notice(s) of Redemption at Option of Buyer from any holder of Preferred Shares, the Company shall immediately notify each holder of Preferred Shares by facsimile of the Company's receipt of such notices and each holder which has sent such a notice shall promptly submit to the Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Redemption Price to such holder within five Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Transfer Agent. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such holder relative to the total number of Preferred Shares submitted for redemption by all holders of Preferred Shares and (ii) in addition to any remedy such holder of Preferred Shares may have under this Certificate of Amendment and the Securities Purchase Agreement, pay to each holder interest at the rate of 2.0% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.

                        Void Redemption.  In the event that the Company does not
            pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a holder of Preferred Shares shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder any or all of the Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, and (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Redemption at Option of Buyer is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

                        Disputes; Miscellaneous. In the event of a dispute as to
            the determination of the Market Price, the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Closing Bid Price" being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the
            Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been redeemed.

                Section 4. Other Rights of Holders.

                  (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to deliver to each holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Preference of the Preferred Shares held by such holder, and satisfactory to the holders of a majority of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).

                  (b) Optional Redemption Upon Change of Control. In addition to the rights of the holders of Preferred Shares under Section 4(a), upon a Change of Control (as defined below) of the Company each holder of Preferred Shares shall have the right, as such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (A) 125% of the Liquidation Preference and (B) the Product of (y) the Conversion Rate on the date the holder of Preferred Shares gives a Notice of Redemption Upon Change of Control and (C) the arithmetic average of the Closing Bid Prices of the Common Stock during the five (5) trading days immediately preceding such date on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading ("Change of Control Redemption Price"). No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to each holder of Preferred Shares. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least 10 days prior to a Change of Control, at any time on or after the date which is 10 days prior to a Change of Control) and ending on the date of such Change of Control, any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any holder of Preferred Shares, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the applicable Change of Control Redemption Price simultaneous with the consummation of the Change of Control; provided that, if required by Section 2(d)(viii), a holder's Preferred

Stock Certificates shall have been so delivered to the Company. Payments provided for in this Section 4(b) shall have priority to payments to other stockholders in connection with a Change of Control. For purposes of this
Section 4(b), "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

                  (c) Forced  Delisting.  If a  redemption  voided  pursuant  to
Section 3(e) was caused by a Triggering Event involving the Company's inability to issue Conversion Shares because of the Primary Exchange Cap (as defined in Section 14), and if so directed by the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, including shares of Preferred Shares submitted for redemption pursuant to Section 3 with respect to which the applicable Redemption Price has not been paid, in a Void Mandatory Redemption Notice, the Company shall immediately delist the Common Stock from exchange or automated quotation system on which the Common Stock is traded and have the Common Stock, at such holders' option, traded on the electronic bulletin board or the "pink sheets".

                  (d) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  Section 5. Limitation on Beneficial Ownership. The Company shall not effect any conversion of Preferred Shares and no holder of Preferred Shares shall have the right to convert Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the total outstanding shares of Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of

Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares Common Stock shall be determined after giving effect to conversions of Preferred Shares and exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Notwithstanding the foregoing, each holder of Preferred Shares shall have the sole obligation to determine whether the restrictions contained in this Section 5 apply to such holder. For the purpose of making determinations pursuant to this Section 5, the Company may assume that no affiliate of a holder holds any shares of Common Stock unless notified in writing by a holder of Preferred Shares.

                  Section 6. Redemption at the Company's Election. On any day after the Initial Issuance Date and prior to the date which is one (1) year after the Initial Issuance Date, the Company shall have the right, in its sole discretion, to require that any or all of the outstanding Preferred Shares be redeemed ("Redemption at Company's Election") for consideration equal to the Company's Election Redemption Price (as defined below); provided that the Conditions to Redemption at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Redemption at Company's Election by providing each holder of Preferred Shares written notice ("Notice of Redemption at Company's Election") by facsimile and overnight courier. If the Company elects to redeem some, but not all, of the Preferred Shares, the Company shall redeem a pro rata amount from each holder of Preferred Shares based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding on the date of the Company's delivery of the Notice of Redemption at Company's Election (such amount with respect to the Holder being referred to herein as its "Pro Rata Redemption Amount"). The Notice of Redemption at Company's Election shall indicate (x) the number of Preferred

Shares the Company has selected to redeem, (y) the date selected by the Company for redemption ("Company's Election Redemption Date"), which date shall be not less than 20 or more than 30 Business Days after each holder's receipt of such notice, and (z) each holder's Pro Rata Redemption Amount. If the Company has exercised its right of Redemption at Company's Election and the conditions of this Section 6, including the Conditions to Redemption at Company's Election, have been satisfied, then each Buyer's Pro Rata Redemption Amount shall be redeemed as of the Company's Election Redemption Date by payment by the Company to each Buyer of the Company's Election Redemption Price for each Preferred
Share redeemed. If required by Section 2(d)(viii), all holders of Preferred Shares shall thereupon and within two Business Days after the Company's Election Redemption Date surrender all Preferred Stock Certificates selected for redemption, duly endorsed for cancellation, to the Transfer Agent. "Conditions to Redemption at the Company's Election" means the following conditions: (i) on each day during the period beginning the date the SEC declares the Registration Statement registering the Registrable Securities effective and ending on and including the Company's Election Redemption Date, the Registration Statement shall be effective and available for the sale of no less than all of the Registrable Securities, (ii) on each day during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Conversion Date, the Common Stock is reported on OTCBB, designated for quotation on The Nasdaq SmallCap Market or the Nasdaq National Market or listed on The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. and shall not have been suspended from trading on such exchanges or quotation or reporting systems nor shall delisting or suspension by such exchanges or quotation or reporting systems have been threatened either (A) in writing by such exchanges or quotation or reporting systems or (B) by falling below the minimum listing maintenance requirements of such exchanges or quotation or reporting systems;
(iii) the Company shall not have previously given more than three (3) Notices of Redemption at Company's Election; (iv) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election
Conversion Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the Buyers on a timely basis as set forth in Section 2(d)(ii) of this Certificate of Amendment and Sections 2(a) and 2(b) of the Warrants, respectively; and (v) the Company otherwise has satisfied its obligations and is not in default under this Certificate of Amendment, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement. The "Company's Election Redemption Price" shall mean (A) prior to the date which is six months after the Initial Issuance Date, 115% of the Stated Value and (B) on and after the date which is six months after the Initial Issuance Date but prior to the date which is one (1) year after the Initial Issuance Date, 120% of the Stated Value. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for redemption) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Redemption Date. If the Company fails to timely pay any Company's Election Redemption Price in accordance with this Section 6, then the Company shall not be permitted to submit another Notice of Redemption at Company's Election without the prior written consent of the holders of the Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding.

                  Section 7. Company's Right to Redeem in Lieu of Conversion. Subject to the terms and conditions of this Section 7, at any time after the Initial Issuance Date, and so long as the Company has provided appropriate notice as described below, the Company may elect to redeem Preferred Shares submitted for conversion in lieu of converting such Preferred Shares, provided that the Conversion Price for such Preferred Shares (as reflected in the Conversion Notice for such Preferred Shares) on the Conversion Date is less than a price (the "Redemption in Lieu of Conversion Trigger Price") equal to $3.00 (appropriately adjusted for any stock split, stock dividend, combination or other similar transaction) (a "Company Redemption in Lieu of Conversion"). If the Company elects to redeem some, but not all, of the Preferred Shares submitted for conversion, the Company shall redeem a number of Preferred Shares from each holder of Preferred Shares submitted for conversion on the applicable date equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares submitted for conversion which the Company elects to redeem.

            (a) Redemption Price of Company Redemption in Lieu of Conversion. The "Redemption Price of Company Redemption in Lieu of Conversion" shall be an amount per Preferred Share equal to the product of (i) the Conversion Rate on the applicable Conversion Date and (ii) the Closing Bid Price of the Common Stock on the Conversion Date.

            (b) Mechanics of Company Redemption in Lieu of Conversion. The Company shall exercise its right to redeem by delivering written notice by facsimile and overnight courier ("Notice of Company Redemption in Lieu of Conversion") to (i) each holder of the Preferred Shares and (ii) the Transfer Agent on any day immediately following a date on which the Conversion Price is less than $3.00. Such Notice of Company Redemption in Lieu of Conversion shall indicate (A) the maximum, if any, aggregate number of Preferred Shares which the Company will redeem in connection with the Company Redemption in Lieu of Conversion, (B) confirm the time period during which the Company may effect Company Redemption in Lieu of Conversion, which period shall begin on and include the date of delivery to all of the holders of the Notice of Redemption in Lieu of Conversion and shall end on and include the date which is 30 calendar days after the date of receipt by all of the holders of the Notice of Redemption in Lieu of Conversion (the "Redemption in Lieu of Conversion Period") and (C) each holder's pro rata amount as described in the following sentence. If the Company elects to limit the number of Preferred Shares which it will redeem during the Redemption in Lieu of Conversion Period, the Company shall allocate for redemption from each holder of Preferred Shares a number of Preferred Shares equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder on the date of the Notice of Company Redemption in Lieu of Conversion relative to the total number of Preferred Shares outstanding on such date). The Company may terminate a Redemption in Lieu of Conversion Period at any time with respect to Preferred Shares which have not been submitted for conversion by delivering written notice of such termination to each holder of Preferred Shares by facsimile and overnight courier at least five (5) Business Days prior to the effective date of such termination. Notwithstanding anything to the contrary in this Section 7, the Company shall convert Preferred Shares pursuant to Section 2 if such Preferred Shares are submitted for conversion (i) before the beginning, or after the effective date of the termination, of the Redemption in Lieu of Conversion Period, (ii) for a Conversion Price (as reflected in the Conversion Notice) greater than or equal to the Redemption in Lieu of Conversion Trigger Price or (iii) are in excess of such holder's pro rata allocation of the maximum number of Preferred Shares the Company indicated that it would redeem in its Notice of Company Redemption in Lieu of Conversion.

            (c)  Payment  of  Redemption   Price.  The  Company  shall  pay  the
applicable Redemption Price of Company Redemption in Lieu of Conversion to the holder of the Preferred Shares being redeemed in cash by wire transfer by 5:00 p.m. New York City time on the first Business Day after the applicable Conversion Date on which such Preferred Shares are submitted for conversion. If the Company shall fail to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to such holder on a timely basis as described in this Section 7(c), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Amendment and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.5% per month until paid in full. If the Company fails to pay such unpaid applicable Redemption Price of Company Redemption in Lieu of Conversion by 5:00 p.m. on the first Business Day following the applicable Conversion Date in full to each holder, each holder of Preferred Shares submitted for redemption pursuant to this Section 7 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid, shall have the option to, in lieu of redemption, (A) to require the Company to promptly return to each holder all of the Preferred Shares that were submitted for redemption by such holder under this Section 7 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid or (B) to convert those Preferred Shares for which the applicable Redemption Price of the Company Redemption in Lieu of Conversion has not been paid at a Conversion Price equal to the lesser of (I) the Conversion Price applicable to such conversion on the date on which such Preferred Shares were originally presented for conversion and
(II) the Conversion Price which would have been in effect if such Preferred Shares were presented for conversion on the Business Day immediately following the last day on which the Company could have effected a timely Company Redemption in Lieu of Conversion, by sending written notice thereof to the Company via facsimile (the "Void Company Redemption Notice") at any time after 5:00 p.m. on the first Business Day following the applicable Conversion Date. Upon the Company's receipt of such Void Company Redemption Notice(s) prior to payment of the full applicable redemption price to each holder, the Company's Redemption in Lieu of Conversion shall be null and void with respect to those
Preferred   Shares  submitted  for  redemption  and  for  which  the  applicable redemption
price has not been paid and with respect to any Preferred Shares submitted in the future for conversion in the same Redemption in Lieu of Conversion Period. In the case of the Void Company Redemption Notice requesting the return of the Preferred Shares (i) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 7 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid and (ii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (I) the Conversion Price applicable to such conversion on the date on which such Preferred Shares were originally presented for conversion and (II) the lowest Conversion Price which would have been in effect if such Preferred Shares were presented for conversion on any Business Day during the period beginning on the Business Day immediately following the last day on which the Company could have effected a timely Company Redemption in Lieu of Conversion and ending on the date of the Company's receipt of the applicable Void Company Redemption Notice. In the case of the Void Company Redemption Notice requesting the conversion of the Preferred Shares, such conversion shall be at the Conversion Price indicated above and shall satisfy the requirements of Section 2(d) based on the Conversion Date on which such Preferred Shares were originally submitted for conversion. Notwithstanding the foregoing, if the Company fails to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to a holder within the time period described in this Section 7(c) due to a dispute as to the arithmetic calculation of the Redemption Price of Company Redemption in Lieu of Conversion, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Redemption Price of Company Redemption in Lieu of Conversion" being substituted for the term "Conversion Rate." If the Company fails to timely effect a Company Redemption in Lieu of Conversion in accordance with this
Section 7, the Company shall not be allowed to submit another Notice of Company Redemption in Lieu of Conversion without the prior written consent of the holders of at least two-thirds (y) of the Preferred Shares then outstanding.

            (d) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Notice of Company Redemption in Lieu of Conversion pursuant to Section 7(b) above and begin the redemption procedure under this Section 7, unless it has:

                  the full amount of the Redemption Price of Company Redemption in Lieu of Conversion in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                  credit facilities, with a bank or similar financial institutions that are available for use in redeeming the Preferred Shares, in the full amount of the Redemption Price of Company Redemption in Lieu of Conversion;

                  a written agreement with a standby underwriter ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any Preferred Shares that are not converted prior to a Company Redemption in Lieu of Conversion; or

                  a combination of the items set forth in the preceding  clauses
(i), (ii) and (iii), aggregating the full amount of the Redemption Price of Company Redemption in Lieu of Conversion.

            Section 8. Reservation of Shares; Authorized Shares.

                  Reservation. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations on conversions) (the "Required Reserve Amount). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

                  Insufficient Authorized Shares. If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the authorization of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

            Section 9. Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the New York Business Corporation Law of the State of New York, and as expressly provided in this Certificate of Amendment.

            Section 10. Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Conversion Amount (otherwise the "Liquidation Preference"); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Amendment, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

            Section 11. Preferred Rank. All shares of Common Stock and the Company's Series C Preferred Stock. par value $0.05 per share (the "Series C Preferred Stock") shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock and the Series C Preferred Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of New York or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

            Section 12. Participation. Subject to the rights of the holders, if any, of the Pari Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Notwithstanding the foregoing, this Section 12 shall not apply if the Company makes a cash dividend payment to the holders of the Common Stock if such dividend meets the following qualifications: (i) the dividend is paid out of current earnings accrued after the Issuance Date and (ii) the dividend is a non-extraordinary quarterly dividend.

            Section 13. Restriction on Redemption and Cash Dividends. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

            Section 14. Limitation on Number of Conversion Shares. The Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Preferred Shares (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market, or the market or exchange where the Common Stock is then traded, (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

            Section 15. Vote to Change the Terms of Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for (A) any change to this Certificate of Amendment or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares and (B) the issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

            Section 16. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

            Section 17. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Amendment shall be cumulative and in addition to all other remedies available under this Certificate of Amendment, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Amendment. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

            Section 18. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Amendment shall limit or modify any more general provision contained herein. This Certificate of Amendment shall be deemed to be jointly drafted by the Company and all Buyers and shall not be construed against any person as the drafter hereof.

            Section 19. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

            Section 20. Notice. Whenever notice is required to be given under these Articles of Amendment, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

            Section 21. Conversion Notice. Conversion Notices shall take the following form:

                               CYBER DIGITAL, INC.
                                CONVERSION NOTICE

      Reference is made to the Certificate of Amendment of the Series D1 Convertible Preferred Stock of Cyber Digital, Inc. (the "Certificate of Amendment"). In accordance with and pursuant to the Certificate of Amendment, the undersigned hereby elects to convert the number of shares of Series D1 Convertible Preferred Stock, par value $0.05 per share (the "Preferred Shares"), of Cyber Digital, Inc., a New York corporation (the "Company"), indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

      Date of Conversion:

      Number of Preferred Shares to be converted:

      Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

      Conversion Price:

      Number of shares of Common Stock to be issued:

      Is the alternative  Floating  Conversion Price being relied on pursuant to
      Section 2(f)(iii) of the Certificate of Amendment? (check one)
      YES ____   No ____

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

      Issue to:


      Facsimile Number:

      Authorization:

                        By:
                        Title:

      Dated:

      Account Number (if electronic book entry transfer):

      Transaction Code Number (if electronic book entry transfer):
     [NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

                                 ACKNOWLEDGMENT

      The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________ ___, _____ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                               CYBER DIGITAL, INC.


                                         By:

                                         Name:
                                         Title:

                                    * * * * *

                  FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o
D. David Cohen, Esq., 501 Madison Avenue, New York, New York 10022.

                  SIXTH:  The duration of the corporation is to be perpetual.

                  SEVENTH: Any one or more members of the Board of Directors of the corporation or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

                  EIGHTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

                  NINTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

                  TENTH: A. In addition to any affirmative vote required by law, by this Certificate of Incorporation or by any Preferred Stock designation, and notwithstanding any other provision of the Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, the Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of at least 75% of the total voting power of all the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the adoption or authorization of a business combination (as defined herein ) with any other entity (as defined herein), provided, however, the provisions of this Article TENTH shall not apply to, and only such vote as shall otherwise be required by law, this Certificate of Incorporation or the By-Laws of the Corporation, shall be required for, any such business combination recommended to the stockholders by two-thirds of the whole Board of Directors of the Corporation, provided that and so long as a majority of the members of the Board of Directors acting upon such matter shall be continuing directors (as defined herein).

                  B. As used in this Certificate of Incorporation, (a) the term "continuing director" shall mean a member of the initial Board of Directors of the Corporation, or a member of the Board of Directors of the Corporation who was elected by the public stockholders prior to the time that such other entity (as defined herein) acquired shares of stock of the Corporation entitling such other entity to exercise in excess of ten percent (10%) of the total voting power of all classes of stock of the Corporation entitled to vote in the election of directors, or a member of the Board of Directors of the Corporation who was elected or nominated for election by a majority of continuing directors;
(b) the term "other entity" shall include any individual, corporation, partnership, person or entity and any other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Corporation's stock within the meaning of the Securities Act of 1933; and (c) the term "business combination" shall include (i) any merger or consolidation of the Corporation with or into any other entity, other than a merger or consolidation that does not require the vote of the stockholders of the Corporation; (ii) any sale, lease, transfer or exchange (in one transaction or a series of transactions) of all or substantially all of the property and assets of the Corporation to any other entity; (iii) any merger of consolidation of any other entity with or into the Corporation or any subsidiary of this Corporation; or
(iv) any agreement or contract with any other entity providing for any of the transactions described in this subparagraph (c).

                  ELEVENTH: In addition to any affirmative vote required by law, by this Certificate of Incorporation or by any Preferred Stock designation, and notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least 75% of the total voting power of all the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal any one or more of the provisions contained in Articles TENTH or ELEVENTH of this Certificate of Incorporation, subject to the provisions of any class or series of Preferred Stock which may at the time be outstanding.